                                                                   EXHIBIT 10.30


                                 AGREEMENT FOR



                                DEVELOPMENT AND



                                 OPERATION OF



                          SKILLED NURSING FACILITIES



                                 BY AND AMONG



                             FOUNTAIN VIEW, INC.,
                            A DELAWARE CORPORATION



                                      AND



                          BAYLOR HEALTH CARE SYSTEM,
                         A TEXAS NONPROFIT CORPORATION

                               TABLE OF CONTENTS

                                                                            PAGE
RECITALS..................................................................     2

ARTICLE I      DEFINITIONS................................................     3

               1.1  Definitions...........................................     3


ARTICLE II     DEVELOPMENT OF SNFS WITHIN THE
               DEVELOPMENT TERRITORY......................................     8

               2.1  Development Phases ...................................     8

                    2.1.1  Site Selection.................................     9
                    2.1.2  Market Study...................................     9
                    2.1.3  Preliminary Architectural Plan.................    10
                    2.1.4  Budget and Financial Pro Forma.................    10
                    2.1.5  Financing......................................    10
                    2.1.6  Final Architectural Plans......................    11
                    2.1.7  Selection of Contractor........................    11
                    2.1.8  Project Management and Supervision.............    12
                    2.1.9  Operational Matters............................    13

               2.2  Responsibility for Performance........................    13
               2.3  Reasonable Efforts....................................    13
               2.4  Differences of Opinion................................    14
               2.5  Payment of Expenses...................................    14
               2.6  Exclusivity...........................................    15

ARTICLE III       COMPENSATION............................................    16

               3.1  Consideration for Services............................    16

                    3.1.1  Development Fee................................    16
                    3.1.2  Fair Market Value of Development Fee Warrants..    17
                    3.1.3  Terms of Development Fee Warrants..............    17
                    3.1.4  Material Change of Ownership...................    18

                           3.1.4.1  Prior to Lease Commitment.............    18
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                                      -i-

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
                           3.1.4.2  After Lease Commitment..................  19

               3.2  Payment of Consideration................................  20
               3.3  License to Use Baylor Name..............................  20

ARTICLE IV     DEVELOPMENT OF SNFS OUTSIDE THE
               DEVELOPMENT TERRITORY........................................  20

               4.1  Development Assistance..................................  20
               4.2  Consideration...........................................  21

                    4.2.1  Prior to Material Change of Ownership............  21
                    4.2.2  Material Change of Ownership or Sixth Anniversary  22
                    4.2.3  Inadequate Operating Period......................  23

               4.3  General.................................................  23

ARTICLE V      LEASE OF SNFS................................................  23

               5.1  Operating Lease.........................................  23
               5.2  Takeover of Lease.......................................  24
               5.3  Baylor Assumption of Fountain View Lease................  25

                    5.3.1  Off Campus Facility..............................  25
                    5.3.2  Baylor-Related Facility..........................  26

               5.4  Determination of Fair Market Value......................  26
               5.5  Leasehold Mortgage......................................  27
               5.6  Inspection..............................................  27

ARTICLE VI     QUALITY ASSURANCE COMMITTEES; MEDICAL DIRECTOR...............  28

               6.1  Quality Assurance Committee.............................  28
               6.2  Responsibilities of Q.A. Committees.....................  28
               6.3  Failure to Follow Recommendations.......................  29
               6.4  Regional Medical Director ..............................  30

ARTICLE VII    CHANGE OF CONTROL............................................  31

               7.1  Definitions.............................................  31
               7.2  Notice of Take Back.....................................  32
               7.3  Consideration...........................................  33

               7.4  Termination of Rights and Interests.....................  34

ARTICLE VIII      TERMINATION OF LICENSE AGREEMENT;
                  LOSS OF BAYLOR NAME.......................................  34

               8.1  Change of Control.......................................  34
               8.2  Loss of Licensure or Certification......................  36
               8.3  Clinical Privileges, Quality Assurance and Other Matters  36
               8.4  Obligation to Terminate Lease...........................  37
               8.5  Toll Period.............................................  38
               8.6  Single Obligation to Pay................................  38

ARTICLE IX        REPRESENTATIONS OF BAYLOR.................................  39

               9.1  Organization; Standing..................................  39
               9.2  Authority...............................................  39
               9.3  No Violation............................................  39
               9.4  Consents and Approvals of Governmental Authorities......  40
               9.5  Statements; Books and Records...........................  40
               9.6  Litigation..............................................  40
               9.7  Judgments and Orders....................................  40

ARTICLE X         REPRESENTATIONS OF FOUNTAIN VIEW..........................  41

               10.1  Organization; Standing.................................  41
               10.2  Authority..............................................  41
               10.3  No Violation...........................................  41
               10.4  Consents and Approvals of Governmental Authorities.....  42
               10.5  Statements; Books and Records..........................  42
               10.6  Litigation.............................................  42
               10.7  Judgments and Orders...................................  42

ARTICLE XI        TERM AND TERMINATION......................................  43

               11.1  Term...................................................  43
               11.2  Termination for Material Breach........................  43
               11.3  Termination on Bankruptcy..............................  43
               11.4  Termination or Failure to Approve Use of Mark..........  44
               11.5  Effect of Termination..................................  44

ARTICLE XII       MISCELLANEOUS.............................................  44
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                                    - iii -

               12.1   Delegation to Affiliates.............................   44
               12.2   Jeopardy.............................................   45
               12.3   Proprietary Information/Trade Secrets................   46
               12.4   Amendments...........................................   46
               12.5   Headings.............................................   47
               12.6   Governing Law........................................   47
               12.7   Arbitration..........................................   47

                      12.7.1  Binding Arbitration..........................   47
                      12.7.2  Selection of Arbitrator......................   48
                      12.7.3  No Litigation................................   48
                      12.7.4  Arbitration Hearing..........................   49
                      12.7.5  Law Governing Arbitration....................   49

               12.8   Entire Agreement.....................................   49
               12.9   Notices..............................................   50
               12.10  No Third Party Beneficiary Rights....................   51
               12.11  Further Assurances...................................   51
               12.12  Severability.........................................   51
               12.13  Exhibits.............................................   51
               12.14  Health Laws..........................................   51
               12.15  Referral Policy......................................   52
               12.16  Attorney Fees........................................   52
               12.17  Counterparts.........................................   52
               12.18  Waiver...............................................   52
               12.19  Assignments and Sublicenses..........................   52
               12.20  Binding Effect.......................................   53
               12.21  Public Announcement..................................   54
               12.22  Construction.........................................   54
               12.23  No Relationships.....................................   54

                           AGREEMENT FOR DEVELOPMENT
                  AND OPERATION OF SKILLED NURSING FACILITIES


     This AGREEMENT FOR DEVELOPMENT AND OPERATION OF SKILLED NURSING FACILITIES ("Agreement") is made and entered into this 4th day of May, 1998, by and between Fountain View, Inc., a Delaware corporation ("Fountain View") and Baylor Health Care System, a Texas nonprofit corporation ("Baylor"). Fountain View and Baylor are hereinafter collectively referred to as the "Parties" and individually referred to as a "Party."

                                    RECITALS


     A. Fountain View owns or operates long-term care facilities and other ancillary service providers in California, Texas and Arizona.

     B. Baylor owns and operates or controls general acute care hospitals and other health care facilities, including outpatient service centers and medical office buildings, in the State of Texas.

     C. Fountain View desires to expand its operations in the State of Texas by developing and operating free-standing skilled nursing facilities ("SNFs") convenient to Baylor hospitals and other health care facilities.

     D. Baylor and Fountain View desire to enter into a long-term agreement for the development of SNFs convenient to Baylor hospitals and other health care facilities in the State of Texas.

                                   AGREEMENT



     NOW, THEREFORE, in consideration of the above recitals and the mutual covenants and conditions set forth herein, the Parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------



     1.1  Definitions. As used herein, and unless the context clearly indicates
          -----------
another meaning, the following words and phrases shall have the meanings set forth below:

          1.1.1 "Affiliate" shall mean any Person which, directly or indirectly, controls or is controlled by or is under common control with another Person. As used in this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, through the ownership of voting securities, partnership interests or otherwise.

          1.1.2 "Agreement" shall mean this Agreement for Development and Operation of Skilled Nursing Facilities by and between Fountain View and Baylor.

          1.1.3 "Baylor" shall mean Baylor Health Care System, a Texas nonprofit corporation.

          1.1.4 "Baylor Facility" shall mean a general acute care hospital or other health care facility, including an outpatient service center and a medical office building, that is owned and operated by Baylor or an Affiliate of Baylor and is located in the Development Territory.

          1.1.5 "Development Costs" shall mean all costs and expenses incurred in connection with the acquisition of a Development Site and the development and construction of a SNF including: (a) costs of acquisition of real property and preparation of the property for construction including off-site improvements;
(b) costs of labor, materials, supplies and equipment incorporated into the SNF;
(c) payments made to contractors and subcontractors pursuant to the terms of any contractor's agreement or otherwise relating to the Development Site and the SNF; (d) title insurance premiums (including endorsements); (e) survey charges;
(f) engineering fees; (g) architectural fees; (h) real estate taxes and assessments during the period of construction; (i) insurance premiums during the period of construction; (j) utility costs incurred after the Parties' agreement on and acquisition of a Development Site and prior to the Permanent Financing Close Date for the SNF; (k) legal and accounting fees in connection with the acquisition of the Development Site and the development and construction of the SNF; (1) construction period interest on advances under the construction loan;
(m) costs for environmental surveys and related matters; and (n) other expenses reflected on the budget for the development project which are, in accordance with generally accepted accounting principles, capital expenditures. For purposes hereof, the "period of construction" includes the time from acquisition of a Development Site through completion of the SNF.

          1.1.6 "Development Fee Warrants" shall mean warrants in Fountain View that are granted as all or part of a License and Development Fee in accordance with Article III of this Agreement.

          1.1.7 "Development Site" shall mean a location in Texas within the Development Territory on which the Parties are considering the development, construction, and operation of a SNF.

          1.1.8 "Development Territory" shall mean counties of Dallas, Denton, Collin, Kaufman, Tarrant, Johnson, Ellis and Rockwall in the State of Texas.

          1.1.9 "EBITDA" shall mean earnings before interest, taxes, depreciation, and amortization, calculated in accordance with generally accepted accounting principles consistently applied.

          1.1.10 "Execution Date" shall mean the date of this Agreement set forth on the first page hereof.

          1.1.11 "Fountain View" shall mean Fountain View, Inc., a Delaware corporation.

          1.1.12 "Fountain View Enterprise Value" shall mean as of the date such value is to be determined (the "SNF Value Date"); (a) if Fountain View common stock is publicly traded on a national securities exchange or on NASDAQ on the SNF Value Date, the average of the closing prices of Fountain View's common stock for the ten trading days immediately prior to the SNF Valid Date multiplied by the number of shares of Fountain View common stock then issued and outstanding; (b) if Fountain View is not a publicly traded company on the SNF Value Date, but an offer has been approved and/or accepted by the Fountain View Board of Directors, Robert Snukal, Sheila Snukal, William Scott, Heritage, and/or their Affiliates, or any of them, as may be necessary to create a binding obligation for the sale by Robert Snukal, Sheila Snukal, William Scott, Heritage, and/or their Affiliates, or any of them, of more than fifty percent (50%) of Fountain View's then-issued and outstanding common stock to an unaffiliated third party on an arms-length basis, (i) the price per share for such common stock being purchased pursuant to such sale, multiplied by (ii) the number of then-issued and outstanding shares of Fountain View stock; (c) if, as of the SNF Value Date, neither subparagraphs (a) or (b) are applicable, the Fountain View Enterprise Value shall be determined by agreement or appraisal as follows: The Parties shall meet and confer in good faith for a period of at least thirty (30) days after the SNF Value Date to determine a mutually agreeable Fountain View Enterprise Value. If the Parties mutually agree on a value, the Parties shall document the basis for the determination of that value. In the event the Parties cannot agree on a value within such time period, each Party shall appoint an appraiser experienced in valuing companies comparable to Fountain View. The two (2) appraisers shall meet, for a period not to exceed the thirty (30) days, to establish a Fountain View Enterprise Value. In the event the appraisers cannot agree on such a value within such time period, and the higher of the two valuations is not more than 110% of the lower of the two valuations, the Fountain View Enterprise Value shall be the average of the two valuations. If the higher of the two valuations is more than 110% of the lower of the two valuations, the appraisers shall promptly select a third appraiser who shall deliver his or her determination of the Fountain View Enterprise Value to the Parties within thirty (30) days of his or her selection. The Fountain View Enterprise Value shall equal the average of (a) the valuation of the third appraiser and (b) the valuation of the first two appraisers which is closest in amount to the valuation of the third appraiser; provided, however, that if the amount of the valuation of the third appraiser is equidistant from the amount of each of the other two valuations, the Fountain View Enterprise Value shall be the value determined by the third appraiser.

          1.1.13 "Health Laws" shall mean applicable provisions of the federal Social Security Act (including the federal Medicare and Medicaid Anti-Fraud and Abuse Amendments (42 U.S.C. (S)1320a 7, 7a and 7b), the Texas Medical Practice Act (Article 4495b of the Texas Revised Civil Statutes), and the Texas Illegal Remuneration Law (Texas Health & Safety Code (S) 161.091), as such laws may now exist or be amended hereafter,

          1.1.14  "Heritage" shall mean Heritage Fund II, L.P.

          1.1.15 "License and Development Fee" shall mean the fee payable to Baylor in connection with the use of the name "Baylor" and the development of a SNF in accordance with Article III of this Agreement.

          1.1.16 "Material Change of Ownership in Fountain View" shall mean any transaction or series of transactions that results in all of William Scott, Robert Snukal, Sheila Snukal, Heritage, and their Affiliates owning in the aggregate less than fifty percent (50%) of the issued and outstanding equity interests (on a fully-diluted basis, assuming the conversion or exercise of all securities convertible into or exercisable for equity interests) in Fountain View. For purposes of this Section 1.1.16 only, the determination of whether such Persons own less than fifty percent (50%) of the equity interests of Fountain View shall be measured with respect to: (a) such Persons' equity interest in the parent entity of Fountain View, if Fountain View shall become directly or indirectly wholly-owned by such parent entity; (b)such Persons' equity interest in the successor entity to Fountain View or the parent of such successor entity, if Fountain View shall be merged or consolidated into such successor entity in any merger or consolidation; and (c) such Persons' equity interest in the successor entity to Fountain View's assets or the parent of such successor entity, if Fountain View shall transfer all or substantially all of its assets to such successor entity.

          1.1.17 "Net Revenue" shall mean gross revenue less contractual allowances, as determined in accordance with generally accepted accounting principles consistently applied.

          1.1.18 "Permanent Financing Close Date" shall mean the date by which the permanent or take-out financing for a SNF that has been developed under this Agreement is funded and all proceeds of the financing have been disbursed (except for hold backs for tenant finish and similar items) in accordance with the terms and conditions applicable to the financing, and Fountain View has executed a lease for the SNF.

          1.1.19 "Person" shall mean any natural person, corporation, partnership, limited liability company, trust, or other entity.

          1.1.20 "SNF" shall mean an independently licensed skilled nursing facility.

          1.1.21 "SNF Enterprise Value" shall mean the product of (a) the Fountain View Enterprise Value divided by Fountain View's consolidated EBITDA for the fiscal twelve months ending on the last day of the latest fiscal calendar quarter ending prior to the SNF Value Date as determined by Fountain View's external auditors, multiplied by (b) the EBITDA, as determined by Fountain View's external auditors, for the SNF for the latest four consecutive full fiscal quarters during which the SNF has been in operation, or, if the SNF has not been in operation for four consecutive full fiscal quarters, but has been in operation for at least two consecutive full fiscal quarters, the annualized EBITDA, as determined by Fountain View's external auditors, for each full fiscal quarter during which the SNF has been in operation. A SNF shall be deemed to be in operation on the date it admits its first patient.


                                  ARTICLE II

             DEVELOPMENT OF SNFS WITHIN THE DEVELOPMENT TERRITORY
             ----------------------------------------------------


     2.1  Development Phases. Through the Representatives (as defined in Section
          ------------------
2.2 hereof), from time to time during the term of this Agreement, the Parties shall collaborate with respect to the development, construction, and operation of SNFs on Development Sites. Each such project shall include numerous phases, including, without limitation, those set forth below in Section 2.1.1 through 2.1.8, each of which phases shall be completed consecutively in the order listed unless otherwise agreed by the Parties in writing or as indicated below. To the extent SNFs are developed pursuant to this Agreement, each Development Site for a SNF, and the improvements constructed thereon pursuant to this Agreement shall be owned by Baylor or by a third party designated or approved by Baylor; Fountain View will be the lessee/operator of the SNF and the owner of the business operated in the SNF. Either Party may withdraw from participation in a particular project on a Development Site during any development phase without penalty; although the withdrawing Party may be responsible for obligations it has incurred or agreed to prior to such withdrawal, subject to the other provisions of this Agreement, including, without limitation. Section 2.5 hereof.

          2.1.1  Site Selection. Either Party may propose a Development Site to
                 --------------
the other Party at any time during the term hereof by giving notice (each, a "Development Site Notice") to such other Party in accordance with the notice provisions of this Agreement. Within fifteen (15) days of receipt of the Development Site Notice, such other Party shall arrange to meet with the noticing Party to discuss and approve or reject the proposed Development Site in writing. Either Party may reject a Development Site with or without cause, and neither Party shall have any liability to the other for so rejecting a Development Site.

          2.1.2  Market Study. Immediately upon the receipt by a Party of a
                 ------------
Development Site Notice, the Representatives shall begin to develop or cause to be developed a market study of the communities that will be served by the SNF if constructed on the Development Site. Each such study shall include, without limitation: (a) an assessment of the service needs of the communities in which the Development Site is located; (b) the nature and type of payors for health care services operating in such communities; (c) the patient populations by payor categories residing in such communities; and (d) the quality and volume of services, patient mix, payor mix, and case mix of other SNFs in the applicable service area (to the extent reasonably available). Such market study shall be completed, presented to the Representatives, in writing, and approved or disapproved by the Representatives in writing within thirty (30) days of the receipt by a Party of a Development Site Notice.

          2.1.3  Preliminary Architectural Plan. Immediately following the
                 ------------------------------
approval of a Development Site, the Representatives shall meet to select and commission a mutually acceptable architect licensed in the State of Texas to prepare preliminary architectural plans or "line drawings" for the SNF proposed to be developed on the applicable Development Site. The Representatives shall receive and review the line drawings, authorize any necessary modifications thereto, and agree in writing upon the final version thereof, within thirty (30) days of the approval of the applicable Development Site.



          2.1.4  Budget and Financial Pro Forma. Immediately following the
                 ------------------------------
approval of a market study, the Representatives shall begin preparing, or cause to be prepared, a budget and pro-forma financial statement for the development, construction and operation of the SNF proposed for the Development Site. Such budget and pro-forma financial statement shall be completed and approved or disapproved in writing by the Representatives within thirty (30) days of the approval of the applicable market study and shall include, without limitation, a line item-by-item estimate of the costs of developing and constructing the SNF, including the Development Costs, and the costs of preparing it for operation, and the projected revenues and expenses associated with the first five (5) years of operation of the SNF.

          2.1.5  Financing. Within thirty (30) days of the approval of a market
                 ---------
study, the Representatives shall prepare, or cause to be prepared, such materials and information as may be necessary to submit to prospective lenders for the financing of the acquisition and development of the Development Site and the construction and take-out financing for the SNF to be constructed on the applicable Development Site. In connection with the preparation of such materials and information, the Representatives shall agree upon and identify in writing the potential source of the construction and take-out financing, which may be Baylor or a third party, and set forth in writing the nature of the lessor-lessee arrangement between the owner of the SNF, as lessor, and Fountain View, as lessee. The Representatives shall submit the materials and information to the potential sources of financing, negotiate with the sources responding, approve or disapprove of the financing, and select the source of the financing and finalize the terms of the financing in a binding loan commitment or similar document within thirty (30) days of completion of such materials and information. Neither Baylor nor any of its Affiliates will be required to guarantee all or any portion of any financing or undertake any representations or warranties with respect to any project or financing involving a SNF which neither Baylor nor any of its Affiliates owns, and shall have no liability with respect thereto except for ancillary contracts or leases executed by Baylor or an Affiliate of Baylor.

          2.1.6  Final Architectural Plans. Within thirty (30) days of the
                 -------------------------
securing of the financing for the applicable SNF, the Representatives shall select and commission an architect licensed in the State of Texas (which may be the same Person as prepared the line drawings), to develop definitive architectural plans and specifications. The Representatives shall review such plans and specifications, authorize any necessary modifications thereto and agree upon the final version thereof in writing, within one hundred twenty (120) days of receipt of such plans from such Person.


          2.1.7  Selection of Contractor. Within sixty (60) days of completion
                 -----------------------
of the architectural plans and specifications, the Representatives shall solicit bids from and select a general contractor to construct the SNF on the applicable Development Site. The Representatives shall negotiate the construction contract with the bidder selected, and ensure that the contract is executed by the appropriate parties, within ninety (90) days of the selection of the contractor.

          2.1.8  Project Management and Supervision. Baylor shall have primary
                 ----------------------------------
responsibility for: (a) acquiring or arranging the acquisition of each Development Site; (b) supervising the development of each Development Site and the construction of each of the SNFs developed hereunder; (c) monitoring compliance with each applicable acquisition construction/development and related contract; (d) monitoring contractor and subcontractor compliance with their contractual obligations to (i) comply with all applicable deed and plat restrictions and all applicable building, zoning, subdivision, land-use, health, sanitation, environmental protection and other applicable federal, state and local laws and regulations, and (ii) obtain all licenses, permits, approvals, anthorizations and certifications from local, state and federal governmental agencies required for the development and construction of the SNF; (e) providing any and all information reasonably available to it which is necessary to complete construction of the SNF; (f) preparing the SNF for commencing operations; and (g) resolving in a commercially reasonable manner, as determined by Baylor in the exercise of its business discretion, disputes and problems arising under the site acquisition, development and construction contracts. Fountain View shall assist Baylor in fulfilling such obligations, including the provision of the services of a Fountain View construction representative. Baylor shall reimburse Fountain View for all actual and reasonable costs, fees, and business expenses of the Fountain View construction representative incurred in assisting Baylor in connection with construction of the SNF, provided such expenses are included in the budget for the project approved by the Parties, within thirty (30) days of receiving Fountain View's invoice therefor, together with supporting documentation reasonably satisfactory to Baylor.

          2.1.9  Operational Matters. Fountain View shall have primary
                 -------------------
responsibility for: (a) obtaining all licenses and permits from all applicable government agencies required for operating the property as a SNF after completion of construction; (b) obtaining certification from all applicable government agencies required for reimbursement for health care services rendered at the SNF; (c) selecting the management information system and other business systems to be installed in the SNF and used in its operations; (d) recruiting, interviewing and hiring the professional and lay staff for the SNF; (e) developing the governing rules and regulations and operational policies for the SNF; and (f) otherwise enabling the operation of the SNF to commence timely in accordance with applicable law and good business practice.

     2.2  Responsibility for Performance. Except as provided in Sections 2.1.8
          ------------------------------
and 2.1.9, the duties provided for in Section 2.1 shall be performed jointly by one (1) representative designated by Baylor in writing and one (1) representative designated by Fountain View in writing (each, a "Representative", and collectively, "Representatives"). The Representatives shall meet, in good faith, when and as necessary to timely perform such duties. Fulfillment of such duties shall require the mutual agreement of the Representatives which shall be reduced to writing. The Representative designated by a Party may be changed at any time by written notice to the other Party.

     2.3  Reasonable Efforts. The Parties shall use commercially reasonable
          ------------------
efforts to complete each act and make each decision in Section 2.1.1 through
2.1.7 of this Article II within the specified time frames. In the event the Parties are unable to complete any act or make any decision within the specified time frame, but have not reached an impasse concerning such act or decision, the Parties shall use commercially reasonable efforts to make such decision or complete such act as quickly as is reasonably possible.

     2.4  Differences of Opinion. In the event the Representatives cannot agree
          ----------------------
on a particular matter, Baylor may proceed with the construction of the SNF with another Person, provided, however, Baylor may do so only on substantially the same terms and conditions as were presented to and rejected by Fountain View, including the terms and conditions relating to the development phase or phases at which Fountain View indicated its rejection and all prior development phases, but not including terms and conditions not presented to and rejected by Fountain View and which occur after the development phase at which Fountain View indicated its rejection but not otherwise. In the event of any material change in the terms or conditions rejected by Fountain View, Baylor may not proceed with the construction project with another Person until Baylor has first given Fountain View written notice specifying in reasonable detail each change in such terms or conditions, and Fountain View has refused to accept, or agreed to proceed with Baylor on, such changed terms or conditions. Fountain View shall advise Baylor in writing of its election within thirty (30) days of receipt of such notice, with failure to notify or notify timely constituting a rejection by Fountain View.

     2.5  Payment of Expenses. Except as provided in Section 2.1.8 hereof, each
          -------------------
Party shall be solely responsible for any and air fees, costs and expenses it incurs in performing its obligations under Sections 2.1, 2.2, 2.3, and 2.4 hereof. Baylor shall be responsible for paying all fees, costs and expenses associated with all third parties involved in the development of a Development Site and the construction of a SNF thereon (but excluding costs incurred in Section 2.1.9 and otherwise for the operation of the SNF), including, without limitation, all Development Costs; provided, however, that Baylor shall be entitled to recoup its actual "out-of-pocket expenses" for such fees, costs and expenses including Development Costs) from the construction or take-out financing. In the event the construction project is abandoned for any reason, Baylor shall not be entitled to reimbursement from Fountain View or any Fountain View Affiliate for any portion of such fees, costs and or expenses. For purposes of this Section 2.5, Baylor's out-of-pocket costs shall not include any overhead, general or internal costs or allocations of Baylor, or any of its Affiliates; provided, however, that Baylor's out-of-pocket expenses shall include, but not be limited to: (a) fees paid by Baylor to its Affiliates (i) for the development and completion of a market study as provided in Section 2.1.2 above, (ii) the preparation of a preliminary architectural plan as provided in Section 2.1.3 above, (iii) the preparation of final architectural plans as provided in Section 2.1.6 above, and (iv) similar fees for specific services performed or goods provided which are not in the nature of overhead, general or internal costs; and (b) any costs, fees or expenses reimbursed to Fountain View pursuant to Section 2.1.8.

     2.6  Exclusivity. For the period commencing on the Execution Date and
          -----------
ending on the tenth anniversary of the Execution Date or earlier termination of this Agreement or all rights of Fountain View under the License Agreement (as defined in Section 3.3 of this Agreement), neither Party, nor any Affiliate of a Party, shall participate in the development, construction, or operation (including operations as a lessee of a SNF facility or under a management contract) of a new SNF within the Development Territory except as provided in this Agreement. For purposes of this Agreement, the Term "new SNF" means a SNF that has not been built, and on which construction has not begun, as of the Execution Date.

                                  ARTICLE III

                                 COMPENSATION
                                 ------------

     3.1  Consideration for Services. As consideration for the license to use
          --------------------------
Baylor's name discussed in Section 3.3 hereof and the services Baylor renders hereunder in connection with the acquisition of Development Sites and the development of and construction of SNFs on such sites. Fountain View shall pay Baylor a License and Development Fee for each such SNF, as described below. The License and Development Fee for a SNF shall be payable at the time specified in
Section 3.2 hereof; provided, however, that a License and Development Fee for a SNF shall not be due or payable until Fountain View has executed a lease under which it shall become the lessee of the SNF as provided in Article V of this Agreement, which execution shall not be unreasonably withheld or delayed.

          3.1.1  Development Fee. The License and Development Fee for a SNF
                 ---------------
shall equal eight percent (8%) of the Development Costs applicable to the SNF. Subject to the provisions of Section 3.1.4, the License and Development Fee for a SNF shall be payable in Development Fee Warrants, cash, or a combination of Development Fee Warrants and cash, such that the fair market value of the warrants, at the time they are granted, if any, plus the amount of cash, if any, shall be equal to the amount of the License and Development Fee. The portion, if any, of each License and Development Fee to be paid in Development Fee Warrants and the portion be paid in cash shall be at the sole discretion of Baylor; provided, however, that the fair market value of the Development Fee Warrants as determined under Section 3.1.2, granted as part of the License and Development Fee for a SNF, shall not exceed 0.3% of fully diluted common equity of Fountain View as of that date.

          3.1.2  Fair Market Value of Development Fee Warrants. In the event
                 ---------------------------------------------
Baylor elects to have a portion of any License and Development Fee paid in warrants, the Parties shall, within thirty (30) days of Baylor providing Fountain View with written notice of such election, attempt to agree on the fair market value of the warrants. In the event the Parties do not agree on the fair market value of the warrants within such time frame, the Parties shall mutually select to establish the fair market value of the warrants a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, with documented expertise in valuing the securities of publicly and privately held health care companies. The decision of the firm selected by the Parties shall be final and binding on the Parties. In the event the Parties cannot agree on a firm to value the warrants, each Party shall designate a firm that meets the above criteria, which, in turn, shall designate a third firm (the "Designated Firm") which meets the above criteria. The Designated Firm shall determine the fair market value of the warrants, and its decision shall be final and binding on the Parties. If the Parties mutually agree on the fair market value of the warrants, the Parties shall document the basis for the determination, which shall include analysis of independent verifiable market data and information.

          3.1.3  Terms of Development Fee Warrants. Any Development Fee Warrants
                 ---------------------------------
granted hereunder shall entitle Baylor to purchase a specified number of shares of Series C common stock in Fountain View at $.01 per share, such that the fair market value on the date of grant of the shares of Series C common stock to be issued in connection with such Development Fee Warrants shall equal the portion of the applicable Development Fee which Baylor has elected to receive in Development Fee Warrants. Any Development Fee Warrants shall first be exercisable on the date granted, and shall expire on the tenth anniversary of the date granted. As a condition precedent to the grant of any Development Fee Warrants, Baylor shall execute a counterpart signature page agreeing that all shares to be issued under the Development Fee Warrants shall be subject to the Stockholder's Agreement dated March 27, 1998, among Fountain View and its stockholders and such other related documents as Fountain View may reasonably require.

          3.1.4  Material Change of Ownership
                 ----------------------------

                 3.1.4.1  Prior to Lease Commitment. Notwithstanding any other
                          -------------------------
provision of this Agreement, in the event a Material Change of Ownership in Fountain View shall occur after the commencement of the development of a SNF project on a Development Site, and prior to the earlier of the: (a) Permanent Financing Close Date with respect to such SNF project; (b) the date on which Fountain View shall have executed a lease for such SNF; or (c) the date on which Fountain View shall have executed a binding commitment to lease such SNF, Fountain View may, at its sole discretion, elect to proceed with the development of the SNF in accordance with the terms and conditions of this Agreement, or may elect not to so proceed with the SNF project. If Fountain View elects to proceed with the development of the SNF, but Fountain View and Baylor are unable to agree on a matter as discussed in Section 2.4 of this Agreement, the provisions of Section 2.4 shall apply. If Fountain View elects not to proceed with the development of the SNF, (a) Fountain View shall reimburse Baylor for such Development Costs incurred by Baylor in connection with such project as Baylor may elect by providing Fountain View with written notice of such election within thirty (30) days of Fountain View's election not to proceed, provided if Baylor elects to be reimbursed from Fountain View for any Development Costs, Baylor shall convey, transfer and deliver to Fountain View at no further cost or expense to Fountain View, all of Baylor's right, title, and interest in and to such property, real or personal, tangible or intangible, as was acquired by Baylor for the Development Costs reimbursed by Fountain View, and (b) Fountain View shall have no further obligation with respect to such project, including, without limitation, the payment of a License and Development Fee or any other fee to Baylor. Baylor and Fountain View shall execute such documents and take such further acts as may be reasonable and necessary to effectuate any conveyance, transfer and delivery of property pursuant to this Section 3.1.4.1. Fountain View shall make a separate election with respect to each SNF to which this Section 3.1.4.1 is applicable.

          3.1.4.2  After Lease Commitment.  Notwithstanding any other provision
                   ----------------------
of this Agreement, in the event a Material Change of Ownership occurs after Fountain View executes a binding commitment to lease a SNF which is being developed under this Agreement, and before the Permanent Financing Close Date applicable to such SNF, Fountain View may, at its sole discretion, elect as follows: (a) Fountain View may elect to proceed with the development of the SNF in accordance with the terms and conditions of this Agreement (excluding the remainder of this Section 3.1.4.2); or (b) Fountain View may elect to proceed under the terms and conditions of this Agreement, except that Fountain View shall pay to Baylor the License and Development Fee for the SNF in cash only (at the time specified in Section 3.2 hereof) and Baylor shall not then have the option of receiving any portion of such License and Development Fee in Development Fee Warrants. If Fountain View elects to proceed under clause (b) of the preceding sentence, Baylor may, at its sole discretion, notify Fountain View in writing within fifteen (15) days of being advised by Fountain View of such election that it demands some or all of the License and Development Fee applicable to the SNF be paid in Development Fee Warrants. Fountain View shall then have the option, in its sole discretion, to agree to proceed with the development of the SNF under this Agreement, and to pay some or all of the License and Development Fee in Development Fee Warrants as demanded by Baylor in accordance with the provisions of this Article III, or to reject Baylor's demand, in which case (a) Fountain View shall have no further obligation with respect to such SNF under this Agreement, including without limitation, the payment of a License and Development Fee or any other fee to Baylor, and (b) Baylor may proceed with the development and construction of the SNF by itself or with a third party, subject to applicable law and other applicable agreements. Baylor and Fountain View shall make the elections described under this Section separately with respect to each SNF to which this Section is applicable.

     3.2  Payment of Consideration. Baylor shall be paid the License and
          ------------------------
Development Fee applicable to a SNF on the Permanent Financing Close Date for such SNF. Fountain View shall have no obligation to pay Baylor any License and Development Fee for a SNF unless and until the Permanent Financing Close Date for the SNF has occurred.

     3.3  License to Use Baylor Name. Baylor and Fountain View shall enter into
          --------------------------
a servicemark sublicense agreement, in substantially the form attached hereto as Exhibit A ("License Agreement"), pursuant to which Baylor shall license to Fountain View the use of the Baylor name in connection with the operation of the SNF's developed on or within one mile of Baylor Facilities hereunder, subject to and upon all of the terms and conditions of the License Agreement.


                                  ARTICLE IV

             DEVELOPMENT OF SNFS OUTSIDE THE DEVELOPMENT TERRITORY
             -----------------------------------------------------

     4.1  Development Assistance. From time to time during the term of this
          ----------------------
Agreement, Baylor may become aware of non-Baylor hospitals and health care facilities operating outside of the Development Territory that desire to develop and construct SNFs in their respective service areas. If Baylor becomes aware of any such situation, it may (but shall not be obligated

to) advise Fountain View thereof in writing, and, if requested in writing by Fountain View, introduce the parties. If Fountain View pursues the opportunity, and enters into an arrangement with a non-Baylor hospital or other health care facility to develop, construct and lease a SNF, Fountain View shall offer Baylor the opportunity to assist in the development of such SNF, on definitive terms and conditions to be negotiated at the time.

     4.2  Consideration.
          -------------

          4.2.1  Prior to Material Change of Ownership. In the event Baylor and
                 -------------------------------------
Fountain View agree pursuant to Section 4.1 above on the development assistance to be provided by Baylor in connection with the development of a SNF outside of the Development Territory (each, a "Non-Baylor SNF"), and Baylor provides such development assistance, Fountain View shall grant Baylor warrants to purchase shares of Series C common stock in Fountain View for each Non-Baylor SNF so developed on the terms and conditions set forth in Section 4.2 of this Agreement. Subject to the terms of Sections 4.2.2, 4.2.3, and 4.2.4 hereof, the warrants shall be granted following the close of the first full fiscal year during which the Non-Baylor SNF's EBITDA for such fiscal year (the "Facility-Level EBITDA") is greater than or equal to ten percent (10%) of such SNF's Net Revenue for such fiscal year (which fiscal year shall be referred to hereinafter as the "Valuation Year"), all as determined by Fountain View's external auditors, and shall be granted as soon as possible after such determination is made. Subject to the terms of Section 4.2.2, 4.2.3, and 4.2.4, the warrants shall entitle Baylor to purchase such number of shares of Series C common stock of Fountain View, at a price of $.01 per share, which is equal to the product of
(a) twice the Facility-Level EBITDA divided by $677 million, multiplied by
(b) the number of shares of Fountain View common stock issued and outstanding on the date the warrants are granted.

          4.2.2  Material change of Ownership or Sixth Anniversary. In the event
                 -------------------------------------------------
either: (a) a Material Change of Ownership in Fountain View; or (b) the sixth anniversary of the Execution Date shall occur, after the date on which a Non-Baylor SNF accepts its first patient, but prior to the completion of the Valuation Year for such SNF, Fountain View, shall compensate Baylor for its development assistance with respect to such project which compensation shall, at the election of Fountain View, be: (a) in accordance with the terms of Section
4.2.1 hereof; or (b) in accordance with the following terms:

                    (i) Fountain View shall grant Baylor warrants, as described below, as soon as practicable following the date (the "Terminal Date") which is the earlier of the date on which the Material Change of Ownership occurs or the sixth anniversary of the Execution Date.

                    (ii) The warrants shall entitle Baylor to purchase such number of shares of Fountain View Series C common stock, at $.Ol per share, which is equal to the product of (a) twice the EBITDA, if any, for the Non-Baylor SNF for the prior four (4) full fiscal quarters immediately preceding the Terminal Date divided by $677 million, multiplied by (b) the number of shares of Fountain View common stock issued and outstanding on the date the warrants are granted.

                    (iii) In the event the Terminal Date occurs after a Non-Baylor SNF has been operating for two (2) full fiscal quarters, but fewer than four (4) full fiscal quarters, the EBITDA for the SNF to be used in the formula in subparagraph (ii) of this section shall be equal to the annualized EBITDA for the SNF from the date on which the SNF began operating to and including the Terminal Date. A SNF shall be deemed to begin operating on the date it admits its first patient.

          4.2.3  Inadequate Operating Period. Notwithstanding any other
                 ---------------------------
provision of this Agreement, Baylor shall not be entitled to any compensation with respect to a Non-Baylor SNF if a Terminal Date occurs and such SNF has not been operating for at least two full fiscal quarters on the terminal Date.

     4.3  General. Any warrants granted under this Article IV shall expire on
          -------
the tenth anniversary of the date on which they were granted. Baylor shall have the right, at its expense and not more often than once each year with respect to each Non-Baylor SNF, using representatives of its choosing, to audit the books and records of Fountain View relating to such SNF in connection with the determination of Facility-Level EBITDA and Net Revenue, and Fountain View agrees to cooperate reasonably in the conduct of any such audit. As a condition precedent to the issuance of any warrants under this Article IV, Baylor shall execute a counterpart signature page agreeing that all shares to be issued under the Development Fee Warrants shall be subject to the Stockholder's Agreement dated March 27, 1998, among Fountain View and its stockholders and such other documents as Fountain View may reasonably require.


                                   ARTICLE V

                                 LEASE OF SNFS
                                 -------------


     5.1  Operating Lease. If Baylor is the owner of the applicable SNF
          ---------------
constructed under this Agreement, the Parties shall negotiate and enter into an operating lease, pursuant to which Fountain View shall operate such SNF. Although each such operating lease shall be negotiated separately, each such lease shall include terms that substantially comply with the following: (a) the annual rent payable under the lease shall be paid in monthly installments equal to the monthly finance costs of the SNF plus a reasonable rate of return to be agreed upon by Fountain View and Baylor at the time the lease is negotiated; (b) the lease shall be "triple net" (i.e., lessee shall pay taxes and assessments, and for maintenance, repairs, insurance and utilities); (c) the term of each lease shall be ten (10) years with three (3) ten (10) year renewal options, at the option of Fountain View, provided that the rent and other terms and conditions applicable with respect to the renewal options shall be set forth in the lease when the lease is first executed; (d) the lease shall not be terminable by either party except; (i) for a material breach that remains uncured after a reasonable period of time as is customary in arm's-length commercial leases for comparable facilities in the Development Territory; (ii) if the SNF's operating license or Medicare or Medicaid certification is suspended or removed after it had been obtained by the SNF and Fountain View is unable to restore the license or certification within one hundred twenty (120) days of its suspension or removal; or (iii) if Baylor elects pursuant to a provision of this Agreement to take over such lease and succeed to Fountain View's rights and interests under such lease; and (e) the lease shall contain such other terms, conditions, representations, warranties and indemnities as are usual and customary for arm's-length leases in the applicable community.

     5.2  Takeover of Lease. If Baylor is not the owner of the applicable SNF
          -----------------
constructed under this Agreement, and the SNF is located on a Development Site, Fountain View shall use commercially reasonable efforts to include in its operating lease with the applicable lessor provisions that: (a) require such lessor to notify Baylor in the event that Fountain View is in breach of the operating lease and has not cured that breach within a reasonable period of time and, therefore, that the lessor plans to terminate the lease; and (b) would allow Baylor the opportunity, but not the obligation, to take over Fountain View's position under the lease, in each instance where it is provided for in this Development Agreement, subject to the rights of any lenders to Fountain View in the event (i) of such termination, or (ii) that the SNF's operating license or Medicare or Medicaid certification is suspended or removed and Fountain View is unable to restore the license or certification within one hundred twenty (120) days of such suspension or renewal. Baylor shall be entitled to participate in the negotiations with respect to each operating lease regarding provisions affecting Baylor's rights under this section.

     5.3  Baylor Assumption of Fountain View Lease.
          ----------------------------------------

          5.3.1  Off Campus Facility. In the event the operating license or the
                 -------------------
Medicare or Medicaid certification of a SNF that is leased to Fountain View by Baylor or a Baylor Affiliate and that is located in the Development Territory but is not located within one mile of a Baylor Facility, is suspended or removed after it has been obtained and Fountain View is unable to restore the license or certification within the time period specified in Section 5.1 above, Baylor may; (a) provide written notice to Fountain View of its desire to terminate such lease in which Baylor is the lessor or to take over a lease, and succeed to all of Fountain View's rights and interests thereunder, in which Baylor or a Baylor Affiliate is not the lessor (the "Section 5.3 Notice");
(b)pay Fountain View the then-current fair market value of the business and operation of the applicable SNF operated as a going concern (as calculated below) (the "Fair Market Value"); (c) become solely responsible for the operation of the SNF from and after (i) the effective date of termination of the operating lease of a SNF leased to Fountain View by Baylor or a Baylor Affiliate; or (ii) the date on which Baylor takes over Fountain View's position under a lease where Baylor or a Baylor Affiliate is not the lessor, without waiver of any rights of Baylor or the lessor against Fountain View for its acts or omissions causing such event; and (d) indemnify Fountain View and its officers, directors, employees, and agents from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, actions, suits and damages (collectively "Losses"), including, without limitation, interest and penalties, reasonable attorney's fees and costs, and all amounts paid in settlement, arising from or with respect to such subsequent operation of the SNF; except to the extent Fountain View's acts or omissions contribute to the Losses. Baylor shall pay Fountain View such Fair Market Value, in fall, within ninety (90) days of the determination thereof, as provided below.

          5.3.2  Baylor-Related Facility. In the event the operating license or
                 -----------------------
Medicare or Medicaid certification of a SNF that: (a) has been developed under this Agreement; (b) is located on or within one (1) mile of a Baylor Facility; and (c) is leased to Fountain View by Baylor, a Baylor Affiliate, or any other Person, is suspended or removed after it has been obtained and Fountain View is unable to restore the license or certification within the time period specified in Section 5.1 above, Baylor may; (a) terminate the lease between Fountain View and Baylor or a Baylor Affiliate in accordance with its terms; or (b) replace Fountain View as the lessee under a lease with a third party, and take over and succeed to all of Fountain View's rights and interests in such lease, and Baylor shall have no obligation under this Agreement to make any payment to Fountain View as a consequence of such termination or replacement. Fountain View does not hereby waive any rights it may have under any lease or other agreement, or under law, to payment from Baylor or otherwise.

     5.4  Determination of Fair Market Value. The Parties shall meet and
          ----------------------------------
confer in good faith for a period of at least sixty (60) days after Baylor provides a Section 5.3 Notice to determine a mutually agreeable Fair Market Value for the applicable SNF. In the event the Parties cannot agree on a value within such time period, each Party shall appoint an appraiser experienced in valuing SNFs or comparable health care facilities in the applicable geographic area. The two (2) appraisers shall meet, for a period not to exceed thirty (30) days, to establish a Fair Market Value for the SNF. In the event the appraisers cannot agree on such a value within such time period, and the higher of the two valuations is not more than 110% of the lower of the two valuations, the Fair Market Value shall be the average of the two valuations. If the higher of the two valuations is more than 110% of the lower of the two valuations, the appraisers shall promptly select a third appraiser who shall deliver his or her determination of the Fair Market Value of the SNF to the Parties within thirty (30) days of his or her selection. The Fair Market Value shall equal the average of (a) the valuation of the third appraiser, and (b) the valuation of the first two appraisers which is closest in amount to the valuation of the third appraiser; provided, however, that if the amount of the valuation of the third appraiser is equidistant from the amount of each of the other two valuations, the Fair Market Value shall be the Fair Market Value determined by the third appraiser. In determining the Fair Market Value of a SNF which Baylor or a Baylor Affiliate owns and has leased to Fountain View, the fact that Baylor or its Affiliate shall own the SNF, including its operations unencumbered by a lease after the lease with Fountain View is terminated, shall be taken into account. If the Parties mutually agree on a Fair Market Value, the Parties shall document the basis for the determination of the Fair Market Value.

     5.5  Leasehold Mortgage.  Baylor and Fountain View shall use commercially
          ------------------
reasonable efforts to obtain a mortgage on any leasehold on a SNF developed under this Agreement in favor of Fountain View's lenders in the event so requested by such lenders.

     5.6  Inspection.  Fountain View shall permit duly authorized
          ----------
representatives of Baylor to inspect the premises of Fountain View and the SNFs developed under this Agreement in the Development Territory at all reasonable times, upon reasonable request for purposes of ascertaining or determining compliance with the terms of this Agreement. Upon request of Baylor, Fountain View shall cause the officers, employees, agents, attorneys, contractors and accountants of Fountain View and of each such SNF to meet with representatives of Baylor, cooperate fully with such representatives and respond to all questions and inquiries of such representatives with respect to the operation of such SNFs.


                                  ARTICLE VI

                QUALITY ASSURANCE COMMITTEES; MEDICAL DIRECTOR
                ----------------------------------------------

     6.1  Quality Assurance Committee. The Parties shall establish a separate
          ---------------------------
quality assurance committee ("Q.A. Committee") for each SNF developed in the Development Territory pursuant to this Agreement. Each committee shall consist of three (3) persons appointed by Baylor ("Baylor Members") and (3) three persons appointed by Fountain View ("Fountain View Members"). The Baylor Members shall include at least one (1) licensed physician and one (1) registered nurse. Each Q.A. Committee shall meet at least monthly, and shall be available to meet immediately if the need so arises, Each Q.A. Committee shall serve in an advisory capacity and make recommendations to the Board of Directors of the applicable SNF. Each such recommendation shall require a majority vote of the Q.A. Committee. The Board of Directors of each SNF shall have the discretion to accept or reject the recommendations of the Q.A. Committee.

     6.2  Responsibilities of Q.A. Committees. Each Q.A. Committee shall be
          -----------------------------------
responsible for:

                   (a) reviewing all certification, licensure and accreditation survey reports for the SNF;

                   (b) recommending quality assurance parameters, protocols and guidelines;

                   (c)  reviewing critical pathways;

                   (d) conducting periodic quality assurance reviews and outcomes analyses;

                   (e)  making recommendations regarding quality improvement;
                        and

                   (f) engaging in such other quality-related activities as may be requested by the applicable SNF Board of Directors.

     6.3  Failure to Follow Recommendations. In the event the Baylor Members
          ---------------------------------
believe that a particular recommendation regarding quality assurance or quality improvement at the applicable SNF to be materially important to Baylor's reputation or the operation of the SNF, and either the recommendation is not adopted by a majority of the Q.A. Committee, or the Board of Directors of the applicable SNF rejects the recommendation, the Baylor Members and the Fountain View Members shall meet and confer in good faith for such period of time as is necessary, but not to exceed thirty (30) days, to thoroughly evaluate the recommendation desired by the Baylor Members. To the extent practicable, input from industry representatives and experts relating to the particular issue at hand shall be obtained and considered during the meet and confer process.

          In the event the meet and confer process is unsuccessful, (a) Fountain View shall have the first option of agreeing to adopt the recommendation, provided that Baylor shall be solely responsible for paying for all costs and expenses reasonably incurred by Fountain View in implementing such recommendation; and (b) Baylor shall have the second option to purchase the SNF on the terms discussed below, provided that Baylor shall notify Fountain View in writing of its intent to exercise this option within thirty (30) days of receiving written notice from Fountain View that it will not exercise its first option hereunder, and that Baylor's option shall terminate if such notice is not given timely. If neither Fountain View nor Baylor exercises its option under the preceding sentence, then Fountain View shall have no obligation to implement the recommendation desired by Baylor.

          In the event Baylor elects to exercise its option to purchase all of Fountain View's rights and interests with respect to a SNF under this section, Baylor shall pay Fountain View, within ninety (90) days of notice of the exercise of such option, as follows:

          (a) If the SNF has been in operation for at least thirty-six (36) consecutive months, the purchase price paid by Baylor shall be 125% of the then-current SNF Enterprise Value of the SNF, less the outstanding principal balance of any Fountain View debt assumed by Baylor in acquiring the SNF.

          (b) If the SNF has not been in operation for thirty-six (36) consecutive months, at Fountain View's option, in its sole discretion, (i) Baylor shall pay Fountain View a purchase price of 125% of the then-current SNF Enterprise Value of the SNF less the outstanding principal balance of any Fountain View debt assumed by Baylor in acquiring its SNF, or (ii) Baylor shall return unexercised to Fountain View all Development Fee Warrants granted to Baylor in connection with such SNF, and pay to Fountain View the amount of the License and Development Fee, if any, for such SNF paid to Baylor by Fountain View in cash and not from the proceeds of the permanent financing for such SNF.

     6.4  Regional Medical Director. During the term of this Agreement, Fountain
          -------------------------
View shall employ or engage a Regional Medical Director with appropriate medico-administrative responsibilities relating to SNFs operated by Fountain View located in Texas (the "Texas SNFs"). The Regional Medical Director shall be subject to Baylor's reasonable concurrence, and shall be employed or engaged (whether directly or indirectly through the Regional Medical Director's employer) pursuant to a written agreement (the "Regional Medical Director Agreement") approved by Baylor, which will not be unreasonably withheld. The Regional Medical Director shall serve in addition to, and not in lieu of, the medical directors of the individual SNFs. The Regional Medical Director shall have access to all Texas SNFs and personnel thereof. The fees and expenses of or for the Regional Medical Director shall be paid by Fountain View in accordance with the Regional Medical Director Agreement. Unless the Parties otherwise agree, it is anticipated that the Regional Medical Director shall perform services under the Regional Medical Director Agreement one day each week and shall not be compensated more than Fifty Thousand Dollars ($50,000.00) per year.



                                  ARTICLE VII

                               CHANGE OF CONTROL
                               -----------------

     7.1  Definitions.
          -----------

          7.1.1 As used in this Agreement, "Change of Control" means the occurrence of any of the following:

                 (a) Prior to an initial public offering of common stock of Fountain View pursuant to a registration statement under the Securities Act of 1933, as amended, in which at least 20% of the common stock of Fountain View is sold (a "Qualified IPO"), (i) Heritage and its Affiliates (which, as used in this definition, shall include all Management Stockholders (as that term is defined in the Stockholders Agreement dated as of March 27, 1998 among Fountain View, Heritage and others) and for purposes of this clause (i) only shall include Baylor and its Affiliates, cease to control the vote of voting securities of Fountain View having the power (contractual or otherwise) to elect a majority of the directors of Fountain View, or (ii) Heritage and its Affiliates cease to beneficially own (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) at least 20% of the issued and outstanding common stock of Fountain View: or

          (b) After a Qualified IPO (i) a change in the membership of the board of directors of Fountain View occurs during any period of 12 consecutive months after which a majority of the board of directors is comprised of persons who are not Qualified Directors or (ii) a Person, entity or group (within the meaning of Rule 13d-5 promulgated under the Exchange Act) other than Heritage and its Affiliates beneficially owns an aggregate percent of the combined voting power of Fountain View's then-outstanding securities entitled to vote for the election of directors of Fountain View which is greater than the aggregate percent of such combined voting power beneficially owned by Heritage, Baylor and their respective Affiliates. As used herein, a "Qualified Director" is a person who was (x) director at the beginning of such 12-month period, or (y) was approved by Heritage, Baylor or an Affiliate or by a permitted transferee or successor of Baylor, Heritage or one of their Affiliates (but not including Management Stockholders in the definition of "Affiliate" for this definition, and voting for the election of a person as a director will be deemed to be approval); or

          (c) Fountain View or any of its Affiliates transfers or makes a verbal or written agreement or letter of intent to transfer any SNF developed hereunder within the Development Territory (as used in this subsection, "transfer" means a sale, lease, transfer, sublease or other disposition of an SNF or a transfer, assignment or subcontracting of Fountain View's rights or obligations to operate an SNF, other than as expressly provided for in this Agreement and other than to a Person which is directly or indirectly wholly owned by Fountain View).

     7.2  Notice of Take Back. In the event of a Change of Control pursuant to
          -------------------
Section 7.1.1, as between Baylor and Fountain View, Baylor may: (a) terminate the lease or leases between Fountain View and Baylor or any Baylor Affiliate for the SNF or SNFs involved; or (b) replace Fountain View as the lessee under the lease or leases between Fountain View any third party for the SNF or SNFs involved, and take over and succeed to all of Fountain View's rights and interests in such lease or leases. Fountain View shall promptly give written notice to Baylor of each and every actual or potential change of Control of Fountain View during the term of this Agreement, and of the effective date of the Change of Control. Within thirty (30) days of the effective date of a Change of Control under Section 7.1.1(a) or 7.1.1(b), Baylor shall advise Fountain View in writing as to whether it will take back any one or more SNFs located in the Development Territory and developed under this Agreement. In the event Baylor elects to take back any SNF located on or within one(1) mile of a Baylor Facility, it shall be obligated to take back all SNFs located in the Development Territory and developed under this Agreement that are located on or within one
(1) mile of a Baylor Facility. Within thirty (30) days of the effective date of a Change of Control pursuant to Section 7.1.1(c) hereof, Baylor shall notify Fountain View in writing as to whether it will take back the applicable SNF. If Baylor elects or is obligated to take back a SNF under this Section 7.2, Fountain View shall have a reasonable period of time, not to exceed ninety (90) days after receipt of the notice from Baylor provided for herein, to vacate such SNF. Fountain View shall cooperate reasonably with Baylor in connection with the transition of the SNF.

     7.3  Consideration. Baylor shall pay to Fountain View for each SNF which it
          -------------
elects or is obligated to take back from Fountain View pursuant to Section 7.2 hereof, within ninety (90) days of the determination of the SNF Enterprise Value, therefor:

          (a) if the SNF has been in operation for at least thirty-six (36) consecutive months, the purchase price paid by Baylor shall be 125% of the then-current SNF Enterprise Value of the SNF, less the outstanding principal balance of any Fountain View debt assumed by Baylor in acquiring the SNF.

          (b) if the SNF has not been in operation for thirty-six (36) consecutive months, at Fountain View's option, in its sole discretion, (i) Baylor shall pay Fountain View a purchase price of 125% of the then-current SNF Enterprise Value of the SNF less the outstanding principal balance of any Fountain View debt assumed by Baylor in acquiring the SNF, or (ii) Baylor shall return unexercised to Fountain View all Development Fee Warrants granted to Baylor in connection with such SNF, and pay to Fountain View the amount of the License and Development Fee, if any, for such SNF paid to Baylor by Fountain View in cash and not from the proceeds of the permanent financing for such SNF.

     7.4  Termination of Rights and Interests. If and when Baylor, under this
          -----------------------------------
Agreement, terminates a lease for a SNF developed hereunder, or takes over a lease for any such SNF and succeeds to Fountain View's rights and interests thereunder, Fountain View shall thereafter have no further rights or interests in such SNF.

                                 ARTICLE VIII

             TERMINATION OF LICENSE AGREEMENT; LOSS OF BAYLOR NAME
             -----------------------------------------------------

     8.1  Change of Control.  If, as a result of a Change of Control under
          -----------------
Section 7.1.1(a) or 7.1.1(b), Baylor elects to exercise its right under Section 18.b of the License Agreement to terminate the License Agreement in whole or in part, and/or to require Fountain View to discontinue the use of the Baylor name in connection with the operation of a SNF developed under this Agreement and located in the Development Territory and on or within one (1) mile of a Baylor Facility, Baylor shall be obligated to pay Fountain View the consideration set forth in Section 7.3 for each and every SNF developed under this Agreement and located in the Development Territory on or within one mile of a Baylor Facility. If, as a result of a Change of Control under Section 7.1.1(a), (b) or (c), or the occurrence of an event described in Section 18.j of the License Agreement, Baylor exercises its right under the License Agreement to require Fountain View to discontinue use of the Baylor name in connection with the operation of one or more SNFs developed under this Agreement and located in the Development Territory within one mile of a Baylor Facility, Baylor shall be obligated to pay Fountain View the consideration set forth in
Section 7.3 for each and every such SNF. If, as a result of a Change of Control under Section 7.1.1(c), or the occurrence of an event described in Section 18.j of the License Agreement. Baylor exercises its right under the License Agreement to require Fountain View to discontinue use of the Baylor name in connection with the operation of one or more SNFs developed under this Agreement located within the Development Territory but not located within one mile of a Baylor Facility, Baylor shall have the right to terminate any or all of the leases for such SNFs or take over any or all of the leases for such SNFs and succeed to Fountain View's rights and interests thereunder, at the consideration set forth at Section 7.3. Baylor shall notify Fountain View within thirty (30) days of the applicable effective date of the change of Control as to whether Baylor shall exercise its rights under the License Agreement with respect to the SNFs affected thereby. All payments by Baylor required under this Section 8.1 shall be made within ninety (90) days of the effective date of the applicable Change of Control. Fountain View shall cooperate reasonably with Baylor in connection with the termination of any or all SNFs

     8.2  Loss of Licensure or Certification
          ----------------------------------

          In the event Baylor exercises its right under the License Agreement to terminate the License Agreement in whole or in part, and/or to require Fountain View to discontinue using Baylor's name in connection with one or more SNFs developed under this Agreement and located within the Development Territory, and the basis for Baylor's action is that each such SNF (for purposes of this Section 8.2, each a "Section 8.2 SNF") has failed to comply with Section 3(b)(ii) or (iii) (pertaining to licensure, and Medicare and Medicaid certification), or 3(c) of the License Agreement, or terminates the License Agreement pursuant to Section 18.c or d. thereof, Baylor shall pay to Fountain View with respect to each Section 8.2 SNF the Fair Market Value of the SNF unless the second to last sentence of this Section 8.2 is applicable. The Fair Market Value of a Section 8.2 SNF shall be determined as set forth in Section
5.4 hereof, except that the meet and confer process described therein shall commence on the date Fountain View receives the notice from Baylor that the License Agreement or Fountain View's license to use Baylor's name has been terminated as to such Section 8.2 SNF, and shall terminate sixty (60) days thereafter. Notwithstanding the provisions of this Section, Baylor shall not be required to pay Fountain View the Fair Market Value of a Section 8.2 SNF or because of a breach of paragraph 3(c)(ii) or (iii) of the License Agreement where Baylor has terminated Fountain View's lease of, or replaced Fountain View as lessee under a third party lease of, the Section 8.2 SNF as described in
Section 5.3.2 of this Agreement. Any payment from Baylor to Fountain View under this Section 8.2 shall be made within ninety (90) days of the applicable determination of Fair Market Value.

     8.3  Clinical Privileges, Quality Assurance and Other Matters.
          --------------------------------------------------------

          In the event Baylor exercises its right under the License Agreement to terminate the License Agreement in whole or in part, and/or to require Fountain View to discontinue using

Baylor's name in connection with one or more SNFs developed under this Agreement and located within the Development Territory, and the basis for Baylor's action is that each such SNF (each a "Section 8.3 SNF") has failed to comply with
Section 3(a) or 3(b)(i) or (iv) of the License Agreement, or Baylor terminates the License Agreement pursuant to Section 18.a, g, h or i thereof, Baylor shall with respect to each Section 8.3 SNF:

          (a) if the SNF has been in operation for at least thirty-six (36) consecutive months, Baylor shall pay Fountain View 125% of the then-current SNF Enterprise Value of the SNF, less the outstanding principal balance of any Fountain View debt assumed by Baylor in acquiring the SNF.

          (b) if the SNF has not been in operation for thirty-six (36) consecutive months, at Fountain View's option, in its sole discretion, (i) Baylor shall pay Fountain View 125% of the then-current SNF Enterprise Value of the SNF less the outstanding principal balance of any Fountain View debt assumed by Baylor in acquiring its SNF, or (ii) Baylor shall return unexercised to Fountain View all Development Fee Warrants granted to Baylor in connection with such SNF, and pay to Fountain View the amount of the License and Development Fee, if any, for such SNF paid to Baylor by Fountain View in cash and not from the proceeds of the permanent financing for such SNF.

          Any payment or return of Development Fee Warrants to be made by Baylor to Fountain View under this Section 8.3 shall be made within ninety (90) days of the date on which Baylor notifies Fountain View that the License Agreement or Fountain View's license to use Baylor's name has been terminated with respect to such SNF.

          8.4  Obligation to Terminate Lease. In the event Baylor exercises its
               -----------------------------
right under the License Agreement to terminate the License Agreement in whole or in part, and/or to require Fountain View to discontinue using Baylor's name in connection with one or more SNFs developed under this Agreement and located within the Development Territory and on or within one (1) mile of a Baylor Facility, Baylor also shall simultaneously: (a) terminate, or ensure termination, of the lease for the SNF with Baylor or a Baylor Affiliate; or (b) as between Baylor and Fountain View, replace Fountain View as the lessee under the lease for the SNF between Fountain View and an unrelated third Person.

     8.5  Toll Period. In the event the License Agreement is terminated pursuant
          -----------
to Section 18.a.iv thereof, Fountain View shall have ninety (90) days after the effective date of termination to remove the attachment, execution of judgement or process resulting in such termination ("Toll Period"). In the event Fountain View removes such attachment, execution of judgement or process during the Toll Period, the License Agreement shall be automatically reinstated, unless an event has occurred during the Toll Period that has resulted in an automatic or optional termination hereunder and such termination has occurred. During the Toll Period, this Agreement shall remain in effect, and Fountain View shall continue to operate the affected SNFs, provided, however, that any right or obligation of Baylor hereunder to repurchase or cancel or replace Fountain View as a lessee under a lease for a SNF shall be stayed until the expiration of the Toll Period.

     8.6  Single Obligation to Pay. In the event that more than one provision of
          ------------------------
this Agreement obligates Baylor to make a payment to Fountain View for a SNF developed in connection with Baylor's (a) terminating a lease between Fountain View and Baylor or a Baylor Affiliate; or (b) replacing Fountain View as the lessee under the lease between Fountain View and a third party and taking over and succeeding to Fountain View's rights and interests under such lease, Baylor shall be obligated to pay Fountain View only once hereunder for each such SNF.

                                  ARTICLE IX

                           REPRESENTATIONS OF BAYLOR
                           -------------------------

          As an inducement to Fountain View to enter into this Agreement, Baylor makes the following representations to Fountain View:


     9.1  Organization; Standing. Baylor is a nonprofit corporation validly
          ---------------------
existing and in good standing under the laws of the State of Texas and has full corporate power and authority to own and lease its properties and assets and to carry on its business as now being conducted, and has the full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

     9.2  Authority. The execution, delivery and performance by Baylor of this
          ---------
Agreement have been duly authorized and approved by all necessary action of Baylor. This Agreement has been duly executed and delivered by, and constitutes the valid, binding and enforceable obligation of Baylor, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally, and except as enforcement thereof is subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

     9.3  No Violation. Neither the execution and delivery of this Agreement,
          ------------
nor the consummation of the transactions contemplated hereby, by Baylor will:
(a) violate any provision of the Articles of Incorporation or Bylaws of Baylor;
(b) be in conflict with, constitute a default under, or create a right of termination or cancellation under any material agreement or material commitment to which Baylor is a party, or by which it or any of its assets or properties are bound; (c) cause the acceleration of the maturity of, or change any financial term of, any material debt or material obligation of Baylor; or (d) require the consent of any third party not otherwise contemplated herein.

     9.4  Consents and Approvals of Governmental Authorities.  Except as
          --------------------------------------------------
otherwise provided herein, no consent, order, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution or delivery of this Agreement or the performance by Baylor of this Agreement.

          9.5  Statements; Books and Records. To the best knowledge of Baylor,
               -----------------------------
no written statement (financial or otherwise) delivered to Fountain View in connection with the execution and delivery of this Agreement contains any material misstatement or omission of a material fact.

          9.6  Litigation. There is no claim, litigation, proceeding
               ----------
(administrative or otherwise), investigation or controversy pending or, to Baylor's knowledge, threatened, before any court, governmental agency, bureau, instrumentality or arbitration panel against or involving Baylor which could have a material adverse impact on the business of Baylor taken as a whole or the ability of Baylor to consummate the transactions contemplated herein. Baylor is not actually aware of any basis for any claim against it which might result in any such litigation, proceeding, investigation or controversy.

          9.7  Judgments and Orders. Baylor is not subject to any judgment,
               --------------------
order, writ, injunction or decree of any court, arbitration panel, or governmental authority, which could have a material adverse impact on the business of Baylor taken as a whole, or on its ability to consummate the transactions contemplated herein.

                                   ARTICLE X

                       REPRESENTATIONS OF FOUNTAIN VIEW
                       --------------------------------

           As an inducement to Baylor to enter into this Agreement, Fountain View makes the following representations to Baylor:

     10.1  Organization; Standing. Fountain View is a corporation validly
           ----------------------
existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own and lease its properties and assets and to carry on its business as now being conducted, and has the full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

     10.2  Authority. The execution, delivery and performance by Fountain View
           ---------
of this Agreement have been duly authorized and approved by all necessary action of Fountain View. This Agreement has been duly executed and delivered by, and constitutes the valid, binding and enforceable obligation of Fountain View, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally, and except as enforcement thereof is subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

     10.3  No Violation. Neither the execution and delivery of this Agreement,
           ------------
nor the consummation of the transactions contemplated hereby, by Fountain View will: (a) violate any provision of the Certificate of Incorporation or Bylaws of Fountain View; (b) be in conflict with, constitute a default under, or create a right of termination or cancellation under any material agreement or material commitment to which Fountain View is a party or by which it or any of its assets or properties are bound; (c) cause the acceleration of the maturity of, or change any financial term of, any material debt or material obligation of Fountain View; or
(d) require the consent of any third party not otherwise contemplated herein.

     10.4  Consents and Approvals of Governmental Authorities. Except as
           ---------------------------------------------------
otherwise provided herein, no consent, order, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution or delivery of this Agreement or the performance by Fountain View of this Agreement.

     10.5  Statements; Books and Records. To the best knowledge of Fountain
           -----------------------------
View no written statement (financial or otherwise) delivered to Baylor in connection with the execution and delivery of this Agreement contains any material misstatement or omission of a material fact.

     10.6  Litigation. There is no claim, litigation, proceeding (administrative
           ----------
or otherwise), investigation or controversy pending or, to Fountain View's knowledge, threatened, before any court, governmental agency, bureau, instrumentality or arbitration panel against or involving Fountain View which could have a material adverse impact on the business of Fountain View taken as a whole or the ability of Fountain View to consummate the transactions contemplated herein, Fountain View is not actually aware of any basis for any claim against it which might result in any such litigation, proceeding, investigation or controversy.

     10.7  Judgments and Orders. Fountain View is not subject to any judgment,
           --------------------
order, writ, injunction or decree of any court, arbitration panel, or governmental authority, which could have a material adverse impact on the business of Fountain View taken as a whole, or on its ability to consummate the transactions contemplated herein.

                                  ARTICLE XI

                             TERM AND TERMINATION
                             --------------------

     11.1  Term. The term of this Agreement shall commence on the Effective
           ----
Date, and shall continue until the latest date on which any lease for a SNF developed under this Agreement shall terminate.

     11.2  Termination for Material Breach.  Section 2.6 of this Agreement may
           -------------------------------
be terminated by either Party upon the material breach of any material term or provision hereof by the other Party, upon thirty (30) days written notice from the non-breaching Party to the breaching Party specifying the breach with particularity. The above notwithstanding, if the breaching Party cures the breach within such thirty (30) day period to the reasonable satisfaction of the non-breaching Party, or, if a cure cannot be effected within such thirty (30) day period, commences a cure and thereafter diligently pursues same to completion, Section 2.6 of this Agreement shall not terminate and shall remain in full force and effect.

     11.3  Termination on Bankruptcy. Either Party may terminate Section 2.6 of
           -------------------------
this Agreement, upon written notice to the other Party, in the event of the institution against such other Party of any proceeding under federal or state law for the relief of debtors, including the filing of a voluntary or involuntary petition in bankruptcy, or the adjudication of such other Party as insolvent or bankrupt, or the assignment of such other Party's property for the benefit of creditors, or the appointment of a receiver, trustee or conservator of any substantial portion of such other Party's assets, or the seizure by a sheriff, receiver, trustee or conservator of any substantial portion of such other Party's assets; and the failure, in the case of any of these events, of such other Party to obtain dismissal of the proceeding or removal of the conservator, receiver, or trustee within thirty (30) days after the occurrence of the event.

     11.4  Termination or Failure to Approve Use of Mark. Either party may
           ---------------------------------------------
terminate this Agreement in its entirety if Baylor University fails to approve the use of the mark ("BAYLOR HEALTH CARE SYSTEM") by Fountain View in accordance with the terms of the License Agreement within one hundred eighty (180) days of the Execution Date.

     11.5  Effect of Termination. From and after the effective date of
           ---------------------
termination of Section 2.6 of this Agreement, the Parties shall no longer be obligated to (a) collaborate with respect to the development, construction and operation of any new SNF in the Development Territory under Section 2.1 (but may continue to comply with the Sections 2.1.1 through 2.1.8 and 2.2 through 2.5 with respect to any SNF the Parties had agreed to develop prior to the effective date of termination of Section 2.6.); or perform under Section 4.1 with respect to any opportunity outside of the Development Territory of which Baylor had not yet apprised Fountain View.


                                  ARTICLE XII

                                 MISCELLANEOUS
                                 -------------

     12.1  Delegation to Affiliates.  Any duty or obligation of either Party
           ------------------------
under this Agreement may be delegated to and performed by an Affiliate, operating unit or division of such Party, provided that each Party shall remain obligated to perform the terms of this Agreement notwithstanding any such delegation, and provided further that the License Agreement may be delegated only in accordance with the terms of the License Agreement. The above notwithstanding, Fountain View may delegate its right to lease and operate a SNF developed under this Agreement, only to a Person that is directly or indirectly wholly owned by Fountain View. To the extent rights of first refusal or similar rights or options in favor of a Party would arise hereunder as a result of the actions or duties of the other Party, such rights shall arise as a result of similar actions or duties of such other Party's Affiliates.

     12.2  Jeopardy. In the event the performance by either Party of any term,
           --------
covenant or provision of this Agreement jeopardizes: (a) the licensure of any Baylor Facility or a SNF developed hereunder; (b) the participation in Medicare, Medicaid or other reimbursement or payment program by a Baylor Facility or a SNF developed hereunder; (c) the full accreditation of a Baylor Facility or a SNF developed hereunder by the Joint Commission on Accreditation of Healthcare Organizations or any other state or nationally recognized accreditation organization; (d) the tax-exempt status of Baylor or any of its Affiliates or the ability of Baylor or any of its Affiliates to obtain or maintain tax-exempt financing; or (e) if for any other reason said performance should be in violation of any statute, ordinance, or otherwise be deemed illegal, or be deemed unethical by any recognized authority (collectively, "Jeopardy Events"), then the Parties shall use their best efforts to meet forthwith and attempt to negotiate an amendment to this Agreement to remove or negate the effect of the Jeopardy Event. In the event the Parties are unable to negotiate such an amendment within thirty (30) days following written notice by either Party to the other Party of the Jeopardy Event, then the provisions of this Agreement that give rise to the Jeopardy Event shall be ineffective only to the extent that they are in contravention of applicable law or otherwise give rise to the Jeopardy Event, without invalidating the remaining provisions of this Agreement, unless the same should defeat an essential business purpose of this Agreement, in which case: (a) if such termination will remove or negate the Jeopardy Event; or (b) if such termination will not remove or negate the Jeopardy Event, the provisions of Sections 5.3 and 5.4 shall apply, either Party shall have the right to terminate this Agreement effective upon providing written notice to the other Party.

     12.3 Proprietary Information/Trade Secrets. At all times during the term
          -------------------------------------
hereof and following the expiration or earlier termination of this Agreement, all respective trade secrets and proprietary and confidential information of the Parties, including, without limitation, all respective forms of contracts and other business documents or information of the Parties, whether currently or in the future developed or maintained by the Parties and including any and all deletions, additions, modifications and amendments thereto (collectively, "Proprietary Information"), shall be the exclusive, sole and absolute property of the Party which owns such property. The Parties acknowledge and agree that the Parties have developed said Proprietary Information at significant expense, and that said Proprietary Information is not available for review or use by members of the public. All Proprietary Information shall remain confidential and proprietary and constitute valuable trade secrets. Except in the ordinary course of performing its obligations under this Agreement and except upon the other Party's prior written consent, neither Party shall disclose to anyone, use, copy or take any such Proprietary Information of the other Party for its own benefit (or the benefit of any of its Affiliates) or gain either during the term of this Agreement or at any time after the termination hereof. Upon any expiration or earlier termination of this Agreement for any reason, both Parties shall not, and shall cause their Affiliates and related parties not to, without the prior written consent of the other Party, take or use any of the other Party's Proprietary Information, and shall return to the other Party all of the other Party's Proprietary Information in its (or any of its Affiliates') possession or control. Nothing in this Agreement shall prohibit the disclosure of any document or information as may be required by law or in connection with a securities offering, or to either Party's legal counsel or potential or existing financing sources.

     12.4 Amendments. This Agreement may only be amended or modified by a
          ----------
writing executed by a duly authorized officer of each Party.

     12.5  Headings. The subject headings of the Articles and Sections of this
           --------
Agreement are included for convenience only, and shall not affect the construction or interpretation of any of the provisions hereof.

     12.6  Governing Law. This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the state of Texas.

     12.7  Arbitration.
           -----------

           12.7.1  Binding Arbitration. In the event of a dispute arising out of
                   -------------------
or relating to this Agreement, including, without limitation, claims with respect to breach of contract, tort, obligation of good faith and fair dealing and fiduciary duties, or any other related claim or cause of action which may arise or be asserted under any federal, state, local or foreign statutory, regulatory or common law, then, upon notice by any party to the other parties (an "Arbitration Notice") and to the Dallas, Texas office of the American Arbitration Association ("AAA"), the controversy or dispute shall be submitted to a sole arbitrator who is independent and impartial, for binding arbitration in Dallas, Texas, in accordance with AAA's Commercial Arbitration Rules (the "Rules") then in effect, as modified or supplemented hereby. The parties agree that they will faithfully observe this Agreement and the Rules and that they will abide by and perform any award rendered by the arbitrator. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1-16 (or by the same principles enunciated by such Act in the event it may not be technically applicable), to the extent that the such Act addresses matters not addressed in this Agreement or the Rules. The award or judgment of the arbitrator shall be final and binding on all parties and judgment upon the award or judgment of the arbitrator may be entered and enforced by any court having jurisdiction. If any party becomes the subject of a bankruptcy, receivership or other similar proceeding under the laws of the United States of America, any state or commonwealth or any other nation or political subdivision thereof, then, to the extent permitted or not prohibited by applicable law, any factual or substantive legal issues arising in or during the pendency of any such proceeding shall be subject to all of the foregoing mandatory arbitration provisions and shall be resolved in accordance therewith. The agreements contained herein have been given for valuable consideration, are coupled with an interest and are not intended to be executory contracts. The fees and expenses of the arbitrator will be shared equitably (as determined by the arbitrator) by all parties engaged in the dispute or controversy.

          12.7.2 Selection of Arbitrator. Promptly after the Arbitration Notice
                 -----------------------
is given, AAA will select five (5) possible arbitrators, to whom AAA will give the identities of the parties and the general nature of the controversy. If any of those arbitrators disqualifies himself or declines to serve, AAA shall continue to designate potential arbitrators until the parties have five to select from. After the panel of five potential arbitrators has been completed, a summary of the background of each of the potential arbitrators will be given to each of the parties, and the parties will have a period of ten (10) days after receiving the summaries in which to attempt to agree upon the arbitrator to conduct the arbitration. If the parties are unable to agree upon an arbitrator, then one of the parties shall notify AAA and the other party, and within five
(5) days from such notice each party shall strike two names from the list and advise AAA of the two names stricken. After expiration of the strike period, if all but one candidate has been stricken the remaining one will be the arbitrator, but, if two or more have not been stricken, AAA shall select the arbitrator from one of those not stricken. The decision of AAA with respect to the selection of the arbitrator will be final and binding in such case.

          12.7.3 No Litigation. No litigation or other proceeding may ever be
                 -------------
instituted at any time in any court or before any administrative agency or body for the purpose of adjudicating, interpreting or enforcing any of the rights or obligations of the parties hereto or any rights or obligations relating to the subject matter hereof, whether or not covered by the express terms of this Agreement, or for the purpose of adjudicating a breach or determination of the validity of this Agreement, or for the purpose of appealing any decision of an arbitrator, except a proceeding instituted (i) for the purpose of having the award or judgment of an arbitrator entered and enforced Or (ii) to seek an injunction or restraining order (but not damages in connection therewith) in circumstances where such relief is available. No punitive, exemplary or consequential damages may ever be awarded by the arbitrator or anyone else, and each of the parties hereby waives any and all rights to make, claim or recover any such damages.

          12.7.4 Arbitration Hearing. Within ten (10) days after the selection
                 -------------------
of the arbitrator, the parties and their counsel will appear before the arbitrator at a place and time designated by the arbitrator for the purpose of each party making a one hour or less presentation and summary of the case. Thereafter, the arbitrator will set dates and times for additional hearings in accordance with the Rules until the proceeding is concluded. The desire and goal of the parties is, and the arbitrator will be advised that this goal should be, to conduct and conclude the arbitration proceeding as expeditiously as possible. If any party or his counsel fails to appear at any hearing, the arbitrator shall be entitled to reach a decision based on the evidence which has been presented to him by the parties who did appear.

          12.7.5 Law Governing Arbitration. If the parties have not selected the
                 -------------------------
governing law by agreement, the arbitrator shall make a decision about the governing law or laws, and his judgment with respect thereto shall be binding.

    12.8  Entire Agreement. This Agreement constitutes the entire agreement of
          ----------------
the Parties relating to the subject matter hereof and supersedes all prior oral and written understandings and agreements between the Parties with respect to such subject matter.

     12.9  Notices. All notices, demands, requests, consents, approvals or other
           -------
communications (collectively, "Notices") required or permitted to be given hereunder, or which are given with respect to this Agreement shall be in writing and may be personally served, delivered by telecopier or overnight delivery service, or deposited in the United States mail, registered or certified, return receipt requested, postage prepaid, addressed as follows:

     if to Baylor:      William Carter
                        Baylor Health Care System
                        Wadley Tower, Suite 150
                        3600 Gaston Avenue
                        Dallas, Texas 75246
                        FAX: (214) 820-4908

      with a copy to:   Robert Cook
                        Senior Vice President
                        Baylor Health Care System
                        340 Worth Street
                        Suite 610
                        Dallas, Texas 74246
                        FAX: (214) 820-1535

 if to Fountain View:   Robert Snukal
                        Fountain View Management
                        11900 W, Olympic Blvd., Suite 680
                        Los Angeles, California 90064
                        FAX: (310) 571-0364
       with a copy to:  William Scott, Chairman
                        Chief Executive Officer and President
                        Fountain View, Inc.
                        2600 W. Magnolia Boulevard
                        Burbank, California 91505
                        FAX: (818) 841-5847

Any Notice sent by mail shall be deemed given three (3) days after deposit in the United States mail, as set forth above. Notices delivered in person, by telecopy or by overnight delivery service shall be deemed to have been given when delivered to the applicable address or received applicable telecopier station.

     12.10  No Third Party Beneficiary Rights. The obligations created by this
            ---------------------------------
Agreement shall be enforceable only by the Parties to this Agreement. No provision of this Agreement is intended to, nor shall be construed to, create any rights for the benefit of or to be enforceable by any third party.

     12.11  Further Assurances. Each Party agrees to execute and deliver such
            ------------------
documents and instruments and take such actions as are reasonably necessary to carry out the full intent and purpose of this Agreement

     12.12  Severability. The terms and provisions of this Agreement shall be
            ------------
deemed severable and if any portion thereof shall be held invalid, illegal or unenforceable for any reason, the remainder of this Agreement shall be effective and binding upon the Parties.

     12.13  Exhibits. All exhibits and schedules attached hereto and referred to
            --------
herein are hereby incorporated herein as though fully set forth at length.

     12.14  Health Laws. The Parties enter into this Agreement with the intent
            -----------
of conducting their relationship in full compliance with applicable state, local and federal law, including, but not limited to, the Health Laws. Notwithstanding any unanticipated effect of any of the provisions herein, no party to this Agreement will intentionally conduct itself under the terms of this Agreement in a manner to constitute a violation of the Health Laws.

     12.15  Referral Policy. Nothing contained in this Agreement shall require
            ---------------
(directly or indirectly, explicitly or implicitly) either party to refer or direct any patients to the other party or to use the other party's facilities as a precondition to receiving the benefits set forth herein.

     12.16  Attorney Fees. Should any Party institute any action or proceeding
            -------------
to enforce this Agreement, or any provision hereof, or for damages by reason of any alleged breach of this Agreement, or of any provision hereof, or for a declaration of rights hereunder, the prevailing Party in any such action or proceeding shall be entitled to receive from the other Party all costs and expenses, including attorneys fees, incurred by the prevailing Party in connection with such action or proceeding.

     12.17  Counterparts. This Agreement may be executed in counterparts, each
            ------------
of which shall constitute an original but all of which together shall constitute but one and the same instrument.

     12.18  Waiver. No waiver of any term, provision or condition of this
            ------
Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a continuing waiver of such term, provision or condition, or as a waiver of any other term, provision or condition of this Agreement, which approval will not be unreasonably withheld or delayed.

     12.19  Assignments and Sublicenses. Fountain View shall not assign,
            ---------------------------
sublicense or delegate any rights or obligations under this Agreement either by contract, assignment, sublicense or sale of assets or by operation of law by virtue of a merger, consolidation or conversion in which Fountain View is not the survivor, a liquidation, a dissolution or another similar transaction; provided that Fountain View may assign its rights and delegate its duties and obligations under this Agreement to a wholly owned Person that executes an agreement inuring to the benefit of Baylor pursuant to which such Person agrees to be bound by all of the terms hereof, and Fountain View and such Person agree to be jointly and severally liable and responsible for the performance of all of the duties and obligations of Fountain View hereunder: and provided, further, that a merger or consolidation of Fountain View with or into another Person ("Target") shall not be deemed to be a breach of the foregoing prohibition so long as (a) the principal business of the Target is the health care industry;
(b) the Target is not wholly owned or majority owned by another Person (unless after giving effect to such merger or consolidation such other Person no longer owns more than twenty percent (20%) of the survivor of the merger or consolidation (or such lesser amount as may be necessary to avoid the application of clause (ii) of Section 7.1.1(b)); (c) promptly after such merger or consolidation the name of the survivor is "Fountain View"; (d) after giving effect to such merger or consolidation, no Change of Control has occurred; and
(e) if the Target is a Person whose shares or other equity interests are publicly traded and, immediately before such merger or consolidation, Section 7.1.1(a) is the applicable section for purposes of determining whether a Change of Control has occurred, then, after such merger or consolidation, Section 7.1.1(a) shall continue to be the applicable section and the fact that Fountain View becomes a company whose shares are publicly traded by virtue of the merger or consolidation shall not be deemed to be a "Qualified IPO" for purposes of the definition of "Change or Control". As used herein the term "wholly owned" means that all, and the term "majority owned" means that more than fifty percent (50%) of the equity interests, member interests, partnership interests and voting interests of the Person are owned by one other Person.

     12.20  Binding Effect. This Agreement shall be binding on the Parties, and
            --------------
their successors and permitted assigns.

     12.21  Public Announcement. Any press release or other public announcement
            -------------------
regarding the execution of this Agreement or relating to the transactions contemplated hereby shall be mutually approved in advance by the Parties, which approval shall not be unreasonably withheld or delayed.

     12.22  Construction. This Agreement shall be construed reasonably to carry
            ------------
out its intent without presumption against or in favor of either party.

     12.23  No Relationships. It is mutually understood and agreed to by each
            ----------------
Party that this Agreement and the transactions contemplated hereby do not, and are not intended to nor shall be construed to, create an agency, joint venture or partnership relationship between the Parties. Neither Party is authorized to take any action which may bind the other Party, without such other Party's prior written consent (except as otherwise specifically provided herein).

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date.

"FOUNTAIN VIEW"                              "BAYLOR"

Fountain View, Inc.                          Baylor Health Care System

By: /s/ William C. Scott                     By: _______________________________
   -------------------------------
Its: Chairman                                Its:_______________________________
    ------------------------------

     12.21  Public Announcement. Any press release or other public announcement
            -------------------
regarding the execution of this Agreement or relating to the transactions contemplated hereby shall be mutually approved in advance by the Parties, which approval shall not be unreasonably withheld or delayed.

     12.22  Construction. This Agreement shall be construed reasonably to carry
            ------------
out its intent without presumption against or in favor of either party.

     12.23  No Relationships. It is mutually understood and agreed to by each
            ----------------
Party that this Agreement and the transactions contemplated hereby do not, and are not intended to nor shall be construed to, create an agency, joint venture or partnership relationship between the Parties. Neither Party is authorized to take any action which may bind the other Party, without such other Party's prior written consent (except as otherwise specifically provided herein).

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date.

"FOUNTAIN VIEW"                    "BAYLOR"

FOUNTAIN VIEW, INC.                BAYLOR HEALTH CARE SYSTEM

By:__________________              By: /s/ William S. Carter
                                      -------------------------
Its: ________________              Its: Vice President
                                       ------------------------

                                  EXHIBIT "A"
                                  ----------


                                       TO


                           AGREEMENT FOR DEVELOPMENT


                               AND OPERATION OF


                           SKILLED NURSING FACILITIES


                     EXHIBIT "A" TO DEVELOPMENT AGREEMENT
                     ------------------------------------

                       SERVICE MARK SUBLICENSE AGREEMENT
                       ---------------------------------


     THIS SERVICE MARK SUBLICENSE AGREEMENT (hereinafter, the "AGREEMENT") is entered into this 4th day of May, 1998, by and between Baylor Health Care System (hereinafter, "BHCS"), a Texas non-profit corporation, with its principal office in Dallas, Texas and Fountain View, Inc. (hereinafter, "FOUNTAIN VIEW"), a Delaware corporation, having a place of business at 11900 Olympic Boulevard, Suite 680, Los Angeles, California 90064 (hereinafter BHCS and Fountain View are collectively called the "Parties").

                                   R E C I T A L S:
                                   - - - - - - - -

     Pursuant to the terms of a Settlement Agreement dated May 15, 1990, (such Agreement, as the same may be modified or supplemented by additional license agreements or other agreements to include additional uses with the name "Baylor" pursuant to the terms of Section 18 thereof and Section 7 hereof, being herein called the "BAYLOR UNIVERSITY LICENSE") between BHCS, and Baylor University (the "LICENSOR"), BHCS, as Licensee, has the right to use the mark(s) identified on Exhibit A attached hereto, except that BHCS is the owner of the right to use the mark known as the "Baylor Flame" referred to on Exhibit A (the mark(s) identified on Exhibit A and any other use of the name "Baylor" which is approved as an additional use by BHCS by Licensor pursuant to the Baylor University License and approved by BHCS for use by Fountain View pursuant to the terms hereof are herein collectively called the "MARKS" and individually each called a "MARK"). A copy of the May 15, 1990 Settlement Agreement has been supplied to Fountain View.

     The Parties are contemporaneously herewith executing an Agreement for Development and Operation of Skilled Nursing Facilities (as the same may be amended from to time, herein called the "DEVELOPMENT AGREEMENT") for the purpose of setting forth certain rights and obligations of the Parties relating to the development and operation of independently licensed skilled nursing facilities convenient to BHCS hospitals (the skilled nursing facilities or other health-care facilities developed and built pursuant to the Development Agreement with respect to which BHCS specifically grants the right to use the name "Baylor" being herein called the "FACILITIES").

     Now, therefore, in consideration of the premises and the mutual agreements, covenants and provisions contained herein, and other valuable consideration, the sufficiency of all of which are hereby acknowledged, the Parties agree as follows:

1.   License. Subject to the terms and conditions of the Baylor University
     --------
     License, BHCS hereby grants to Fountain View a non-exclusive, non-transferable (except as expressly provided herein), right to use the Marks strictly in accordance with the terms of this Agreement, in conjunction with the development and management by Fountain View of the Facilities. This License includes federal, state, and common law rights, during the term of this Agreement. Such management by Fountain View may be performed directly by Fountain View or may be effected through direct everyday control of other business entities by Fountain View.

________________________________________________________________________________
700052.07                                      SERVICE MARK SUBLICENSE AGREEMENT
PAGE 1 OF 14                         BAYLOR HEALTH CARE SYSTEMS TO FOUNTAIN VIEW

          Fountain View shall not sublicense the Marks to any other Entity nor use the Marks in conjunction with any facilities or business operations other than the Facilities.

     2.   Royalties. The consideration for the sublicense and rights granted
          ---------
          hereunder is included within the License and Development Fee payable to BHCS pursuant to the Development Agreement.

     3.   Quality of Services. Because of Fountain View's history of providing
          -------------------
          high quality products and services, BHCS trusts and relies on Fountain View to maintain such high quality. Fountain View agrees that it will at all time offer high quality services in the Facilities using the Marks.

          a. If BHCS determines that the quality of any or all of the services or products being offered, provided or sold in one or more Facilities using any Mark is unacceptable to BHCS, it will have the right to specifically notify Fountain View in writing of the changes which will be necessary to attain an acceptable level of quality, and, thereafter, BHCS will follow the processes set forth in Article VI of the Development Agreement. If BHCS purchases the subject Facility or Facilities pursuant to Article VI of the Development Agreement, BHCS shall be entitled to terminate this Agreement and the obligations of BHCS and the rights of Fountain View hereunder with respect to such Facility or Facilities.

          b. Fountain View shall be deemed to be in compliance with the foregoing provisions and its services and the products used or sold by it shall be deemed to be at an acceptable level of quality so long as each of the following is complied with:

               i. Fountain View uses commercially reasonable efforts to have each Facility accredited by the Joint Commission on Accreditation of Healthcare Organizations (or a similar body with like stature) as soon as practicable and thereafter maintains such accreditation so long as it is commercially reasonable to maintain it;

               ii. Fountain View obtains and maintains all necessary licenses, operating permits or certificates of authority required by the State of Texas or any other governmental authority which are necessary for Fountain View to have the continuing right to operate each Facility;

               iii. The Facilities are certified to provide services to Medicare and Medicaid patients; and

               iv. The standards for granting clinical privileges to physicians at the Facilities are reasonably comparable to those at hospitals in BHCS's system.

________________________________________________________________________________
                                               SERVICE MARK SUBLICENSE AGREEMENT
PAGE 2 OF 14                         BAYLOR HEALTH CARE SYSTEMS TO FOUNTAIN VIEW

     c.  In addition to the foregoing, with respect to the Facilities:



         i. Fountain View will adopt, maintain and follow a mission statement and value statements for service to patients and to the community which are comparable to those of hospitals in BHCS's system;

         ii.   Abortion on demand will not be provided; and

         iii. The serving of alcoholic beverages at any Facility will not be permitted except to the extent prescribed by a physician with clinical privileges at the Facility in question; provided that, so long as Fountain View maintains written policies which are communicated on a regular basis to its employees and to physicians and others utilizing each Facility and which Fountain View uses commercially reasonable efforts to enforce, then Fountain View will not be deemed to be in breach of this covenant by virtue of a violation of such policies by someone without the prior knowledge, or acquiescence of senior management.

4.   Use of the Marks. Prior to any use or distribution of any material (or any
     ----------------
     significant modifications of previously approved materials) bearing any of the Marks, Fountain View shall provide BHCS with a description of the proposed manner of use and samples of all goods, literature, brochures, signs, stationery, presentations, correspondence and advertising material prepared by Fountain View bearing the Marks (collectively, "MATERIALS") and shall promptly provide such additional information with respect thereto as BHCS may reasonably request. Any proposed uses or materials submitted for approval must be accompanied by a notice specifically referring to this Agreement and to this paragraph and specifically advising BHCS of the time period stated herein. BHCS shall have a period of 2l days after receipt of such materials accompanied by the proper notice in which to reject the sample and the proposed use. If BHCS requests additional information, the 21-day period will be extended by the number of days between the day BHCS requests such additional information and the day the additional information is received by BHCS. In the absence of rejection within such 21-day period, or upon earlier written acceptance, Fountain View may deem the sample approved. When using the Marks under this Agreement, Fountain View undertakes to comply in all material respects with all laws pertaining to trademarks in force at any time within the United States, including, without limitation, compliance with marking requirements.

5.   Inspection. Fountain View will permit duly authorized representatives of
     ----------
     BHCS to inspect the premises of Fountain View and any or all of the Facilities at all reasonable times, for the purposes of ascertaining or determining compliance with the terms hereof. Upon the request of BHCS, Fountain View will cause the officers, employees, agents, attorneys, contractors and accountants of Fountain View and of each of its subsidiaries to meet with representatives of BHCS, cooperative fully with such representatives and respond to all questions and inquiries of such representatives with respect to the operation of the Facilities and the use of the Marks.

________________________________________________________________________________
                                               SERVICE MARK SUBLICENSE AGREEMENT
PAGE 3 OF 14                         BAYLOR HEALTH CARE SYSTEMS TO FOUNTAIN VIEW

6.   Goodwill and Ownership of Marks.
     -------------------------------

     a. Fountain View shall use the Marks only upon the terms and conditions contained herein. The use of the name "Baylor" and all Marks, and any changes, derivations, additions, approximations and deceptively similar names and all goodwill accruing to the use thereof, shall remain the property of, and inure to the benefit of, Licensor and/or BHCS, and Fountain View disclaims any right or interest therein or to the goodwill derived therefrom.

     b. Fountain View acknowledges Licensor's and/or BHCS's ownership of and all right, title and interest in and to the name "Baylor" and the Marks and any registrations that have issued or may issue thereon, and Fountain View agrees that it will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of such right, title and interest. In connection with the use of the Marks, Fountain View shall not in any manner represent that it has any ownership in the Marks or registrations thereof, and the Parties hereto acknowledge that any use of the Marks, including all good will associated therewith, shall inure to the benefit of Licensor and BHCS.

     c. Fountain View agrees (i) that any and all additional trademark or service mark rights which may be acquired by Fountain View or any of its Affiliates, employees or agents and which are changes, derivations, additions, approximations or deceptively similar names to the Marks are and shall be the absolute and exclusive property of BHCS and/or Licensor, (ii) that Fountain View will, and will cause its Affiliates, employees and agents to, execute all such assignments, trademark or service mark applications and other documents and pleadings that may be requested by BHCS or Licensor to confirm the foregoing, and (iii) that Fountain View hereby appoints BHCS as its attorney-in-fact to execute all such assignments, applications and other documents for and on behalf of Fountain View. As used in this Agreement, (A) "AFFILIATE" means any person or Entity which, directly or indirectly, controls or is controlled by or is under common control with another person or Entity, and, as used in this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person or Entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person or Entity, through the ownership of voting securities, partnership interests or otherwise, and (B) "ENTITY" means any corporation, limited liability company, association, partnership, organization, trust, joint venture or other legal entity.

7.   New Uses of "Baylor". Fountain View acknowledges that BHCS does not have
     --------------------
     the right to use the name "Baylor" generally and that, pursuant to the Baylor University License, before Fountain View or BHCS can undertake any use of the name other than the precise mark(s) shown on Exhibit "A" hereto (a "NEW USE"), consent must be obtained from Licensor. Whenever Fountain View desires to undertake a New Use, it will submit the details of the


________________________________________________________________________________
700052.07                                      SERVICE MARK SUBLICENSE AGREEMENT
PAGE 4 OF 14                         BAYLOR HEALTH CARE SYSTEMS TO FOUNTAIN VIEW

     New Use to BHCS, and, if BHCS approves such New Use, BHCS will submit the same to Licensor, and, if Licensor approves such New Use, the same will be added to Exhibit "A" hereto by supplement executed by Fountain View and BHCS and become a "Mark" hereunder for all purposes, with such modifications to the terms hereof with respect to such New Use as Licensor may require. Attached hereto as Exhibit "B" is a form of Trademark License Agreement which Licensor has required BHCS to execute in the past, and BHCS will use reasonable efforts to obtain a similar Trademark License Agreement from Licensor with respect to New Uses hereunder.

8.   Other Duties and Warranties of Fountain View.
     --------------------------------------------

     a. Fountain View shall comply with all relevant federal, state and local laws and regulations in the operation of the Facilities.

     b. Fountain View shall comply with all of the terms, covenants and obligations in the Development Agreement which are applicable to it.

     c. Fountain View shall cooperate with BHCS, including providing any necessary samples, specimens or affidavits of use, as required by BHCS to meet BHCS's obligations for registration and maintenance of the Marks and/or to comply with the terms of the Baylor University License.

     d. Fountain View shall make proper use of the Marks in accordance with accepted trademark practice.

     e. Fountain View shall not, and shall cause its Affiliates over whom it has control and its officers, employees, agents and attorneys not to, do or take any action disrupting, attacking or in any way impairing the right, title and interest of Licensor and BHCS to the Marks or the validity or enforceability of the Marks.

9.   Indemnity. BHCS assumes no liability to Fountain View or to any third
     ---------
     parties with respect to the products or services provided by Fountain View in facilities utilizing the Marks, and Fountain View agrees to and shall indemnify, defend and hold harmless BHCS and Licensor, and each of their officers, employees, agents, trustees and directors from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, actions, suits and damages, including, without limitation, reasonable attorney fees and costs, which may be asserted against BHCS or Licensor or any of their officers, employees, agents, trustees and directors, or which any of them shall suffer or incur, which arise out of, result from or relate to the provision of services and/or the use or sale of products in Facilities using the Marks.

10.  Partnership; Agency. This Agreement is not intended to create and may not
     -------------------
     be interpreted as creating a partnership, joint venture, agency, employment, master and servant or other similar relationship between BHCS and Fountain View or between Fountain View and Licensor, and no representation to the contrary is binding upon BHCS or Licensor.


--------------------------------------------------------------------------------
700052.07                                      SERVICE MARK SUBLICENSE AGREEMENT
PAGE 5 OF 14                         BAYLOR HEALTH CARE SYSTEMS TO FOUNTAIN VIEW

11.  Assignments; Sublicenses. Fountain View shall not assign, sublicense or
     ------------------------
     delegate any rights or obligations under this Agreement either by contract, assignment, sublicense or sale of assets or by operation of law by virtue of a merger, consolidation or conversion in which Fountain View is not the survivor, a liquidation, a dissolution or another similar transaction; provided that Fountain View may assign its rights and delegate its duties and obligations under this Agreement to a wholly owned Subsidiary if Fountain View and such Subsidiary execute an agreement inuring to the benefit of BHCS and Licensor pursuant to which such Subsidiary agrees to be bound by all of the terms hereof and Fountain View and such Subsidiary agree to be jointly and severally liable and responsible for the performance of all of the duties and obligations of Fountain View hereunder; and provided, further, that a merger or consolidation of Fountain View with or into another Entity ("TARGET") will not be deemed to be a breach of the foregoing prohibition so long as (a) the principal business of the Target is the health care industry, (b) the Target is not a majority or wholly owned subsidiary of another Entity (unless, after giving effect to such merger or consolidation such other Entity no longer owns more than 20% of the survivor of the merger or consolidation (or such lesser amount as may be necessary to avoid the application of clause (ii) of subparagraph B of the definition of "Change of Control" in Section 18 hereof), (c) promptly after such merger or consolidation, the name of the survivor is "Fountain View", (d) after giving effect to such merger or consolidation, no Change of Control has occurred and (e), if the Target is an entity whose shares or other equity interests are publicly traded and, immediately before such merger or consolidation, subparagraph A of the definition of "Change of Control" is the applicable subparagraph for purposes of determining whether a Change of Control has occurred, then, after such merger or consolidation, subparagraph A will continue to be the applicable subparagraph and the fact that Fountain View becomes a company whose shares are publicly traded by virtue of the merger or consolidation will not be deemed to be a "Qualified IPO" for purposes of the definition of "Change of Control". Any references to mergers, consolidations or similar transactions elsewhere in this Agreement, in the Development Agreement or in other documents shall not be deemed to be an implicit or explicit modification of the foregoing prohibition. As used herein, "WHOLLY OWNED SUBSIDIARY" means any Entity with respect to which Fountain View owns all of the equity interests, member interests, partnership interests and voting interests.

12.  Third Parties. Except as set forth or referred to herein, nothing in this
     -------------
     Agreement is intended or shall be construed to confer upon or give to any party other than the Parties hereto and Licensor and their successors and assigns any rights or remedies under or by reason of this Agreement.

13.  Notice of Infringement. Fountain View shall promptly notify BHCS in
     ----------------------
     writing, upon Fountain View obtaining any knowledge of infringement, or possible infringement, of any of the Marks. BHCS shall have no obligation to take any action, but should BHCS take action, Fountain View will fully cooperate with BHCS.

14.  Notices.  Any notices or other communications required or permitted to be
     -------
     given pursuant to this Agreement must be (i) given in writing and personally delivered or mailed by


________________________________________________________________________________
700052.07                                      SERVICE MARK SUBLICENSE AGREEMENT
PAGE 6 OF 14                         BAYLOR HEALTH CARE SYSTEMS TO FOUNTAIN VIEW
     prepaid first class mail or (ii) made by facsimile transmission to the party to whom such notice or communication is directed, to the address or facsimile number of such party stated below (or otherwise provided to or obtained by the sending party), with a copy to the other persons indicated. Additionally, the party giving any notice (whether by personal delivery, mail or facsimile) shall be obligated to telephone the persons indicated below (at the telephone number of such party stated below (or otherwise provided to or obtained by the sending party)) on the same day the notice is sent or delivered and tell them (or leave them a message) that a particular notice has been delivered, mailed or sent by facsimile. Any notice to be mailed or personally delivered may be mailed or delivered to the principal offices of the party to whom such notice is addressed. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is mailed or personally delivered or, if transmitted by facsimile, on the day that such notice is transmitted. Any party may change its address, telephone number or facsimile number for purposes of this Agreement by giving notice of such change to the other parties pursuant to this Section.


     If to BHCS               Office of General Counsel
                              Baylor Health Care System
                              3409 Worth Street, Suite 650
                              Dallas, Texas 75246
                              Telephone:  (214) 820-4898
                              Facsimile:  (214) 820-1535

     with a copy to:          Kenneth L. Stewart, Esq.
                              Fulbright & Jaworski L.L.P.
                              2200 Ross Avenue
                              Suite 2800
                              Dallas, Texas 75201
                              Telephone:  (214) 855-8060
                              Facsimile:  (214) 855-8200

     If to Fountain View:     Robert Snukal
                              Fountain View, Inc.
                              11900 Olympic Boulevard
                              Suite 680
                              Los Angeles, California 90064
                              Telephone:  (310) 571-0351
                              Facsimile:  (310) 571-0364


--------------------------------------------------------------------------------
                                               SERVICE MARK SUBLICENSE AGREEMENT
PAGE 7 OF 14                         BAYLOR HEALTH CARE SYSTEMS TO FOUNTAIN VIEW
     with a copy to:     William Scott, Chairman
                         Fountain View, Inc.
                         2600 W. Magnolia Boulevard
                         Burbank, California 91505
                         Telephone:  (818) 841-8750
                         Facsimile:  (818) 841-5847

15.  Entire Agreement; Amendments. This Agreement, the Development Agreement,
     ----------------------------
     and any documents or agreements mentioned herein or therein encompass the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof. This Agreement may not be altered, amended or modified, nor may any of its provisions be waived, except by an instrument in writing signed by both BHCS and Fountain View, or, in the case of an asserted waiver, by the party against whom the waiver is sought to be enforced.

16.  Severability. If any of the provisions of this Agreement are determined to
     ------------
     be invalid or unenforceable, such invalidity or unenforceability will not invalidate or render unenforceable the remainder of this Agreement, but rather the entire Agreement will be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the Parties hereto shall be construed and enforced accordingly. The Parties hereto acknowledge that if any provision of this Agreement is determined to be invalid or unenforceable, it is their desire and intention that such provision be reformed and construed in such manner that it will, to the maximum extent practicable, be deemed to be valid and enforceable.

17.  Term. This Agreement shall be effective from the date signed until
     ----
     terminated.

18.  Termination. This Agreement shall terminate or may be terminated, in whole
     -----------
     or in part, as follows, with the consequences, if any, specified in the Development Agreement:

     a. This Agreement shall be terminated automatically and immediately upon the happening of any of the following events (except to the extent termination as a result of the occurrence of any of such events is restricted or proscribed by law):


          i. The approval by the board of directors of Fountain View or any significant subsidiary of Fountain View of the filing of a voluntary petition under the Federal Bankruptcy Code;

          ii. The filing of a voluntary or involuntary petition under the Federal Bankruptcy Code by or against Fountain View or any significant subsidiary of Fountain View

          iii. any assignment for the benefit of creditors of Fountain View or any significant subsidiary,


--------------------------------------------------------------------------------
700052.07                                      SERVICE MARK SUBLICENSE AGREEMENT
PAGE 8 OF 14                         BAYLOR HEALTH CARE SYSTEMS TO FOUNTAIN VIEW

          iv. any attachment, levy, execution of judgment or process against Fountain View or any significant subsidiary which would have a material adverse effect on Fountain View and its subsidiaries as a whole, or

          v. A termination of BHCS's rights with respect to the Marks under the Baylor University License.

     b. BHCS may, at its option, terminate (i) this entire Agreement and the rights of Fountain View hereunder, upon the occurrence of a Change of Control (hereinafter defined) under subparagraph A. or B. of the definition of Change of Control, or (ii) this Agreement and the rights of Fountain View hereunder with respect to the Facility in question upon the occurrence of a Change of Control under subparagraph C of such definition, and any such termination will become effective immediately after BHCS or Licensor gives notice to Fountain View of such termination.

     c. BHCS may, at its option, terminate this Agreement and the rights of Fountain View hereunder with respect to any Facility, upon the occurrence of a violation of paragraph 3.c.ii or 3.c.iii hereof in such Facility, which termination will become effective immediately after BHCS or Licensor gives notice to Fountain View of such termination.

     d. BHCS may, at its option, terminate this Agreement and the rights of Fountain View hereunder with respect to any Facility on or after the 120th day after a loss, expiration or forfeiture by Fountain View of any of its licenses, operating permits or certificates of authority issued by the State of Texas or any other governmental authority which results or will result in a loss of the right to operate all or a significant part of such Facility, unless each such lost, expired or forfeited license, operating permit or certificate of authority is renewed or reinstated to the reasonable satisfaction of BHCS prior to the end of such 120-day period.

     e. BHCS may, at its option, terminate this Agreement and the rights of Fountain View hereunder, with respect to this entire Agreement if and when the entire Development Agreement is terminated, which termination will become effective immediately after BHCS or Licensor gives notice to Fountain View of such termination.

     f. BHCS may, at its option, terminate this Agreement and the rights of Fountain View hereunder, with respect to any Facility which BHCS has elected to assume control of and/or purchased pursuant to the Development Agreement, which termination will become effective immediately after BHCS or Licensor gives notice to Fountain View of such termination.

     g. BHCS may, at its option, terminate this Agreement and the rights of Fountain View hereunder if Fountain View takes any action prohibited by, or fails to take an action required by, the Baylor University License which results in, or creates a substantial


--------------------------------------------------------------------------------
700052.07                                      SERVICE MARK SUBLICENSE AGREEMENT
PAGE 9 OF 14                         BAYLOR HEALTH CARE SYSTEMS TO FOUNTAIN VIEW
          risk of, the loss by BHCS of material rights under the Baylor University License or a material impairment or loss of Licensor's rights with respect to the Marks, which termination will become effective at the end of the 15th day after BHCS or Licensor gives notice to Fountain View of its intention to terminate unless there has been a cure satisfactory to Licensor and BHCS which eliminates such risk, loss and/or impairment.

     h. BHCS may, at its option, terminate this Agreement and the rights of Fountain View hereunder with respect to any Facility at which Fountain View fails or refuses to comply with any policies or procedures now in effect or hereafter adopted or modified which BHCS deems to be material and which are applicable generally to hospitals or other health care facilities operated by BHCS and its Affiliates, and such failure and/or refusal continues for a period of 120 days after BHCS has given notice thereof to Fountain View.

     i. BHCS may, at its option, terminate this Agreement and the rights of Fountain View hereunder, if a material failure or refusal by Fountain View to perform its duties and obligations hereunder which are not otherwise covered by the foregoing provisions occurs, and such failure and/or breach continues without cure to the reasonable satisfaction of BHCS for a period of 120 days after BHCS has given notice thereof to Fountain View.

     j. Baylor may, at its option, terminate this Agreement and the rights of Fountain View hereunder with respect to any Facility if any wholly owned Subsidiary to which Fountain View has made an assignment or delegation permitted by Section 11 hereof of any of Fountain View's rights and/or obligations ceases to be a wholly owned Subsidiary, which termination will become effective immediately after BHCS gives notice to Fountain View of such termination.

Upon termination of this Agreement in any manner, Fountain View will cease and desist from all use of the Marks in any way, and will deliver to BHCS, or its duly authorized representatives, all material and papers upon which the Marks appear, and furthermore, Fountain View will not at any time adopt or use without BHCS's prior consent, any word, logo or mark which is likely to be similar to or confusingly similar to the Marks.

In the event of a termination pursuant to Section 18.a.iv., if, during the period of 90 days after such termination, Fountain View fully and completely eliminates and obtains a dismissal and release of the attachment, execution of judgment or process, Fountain View shall be entitled to reinstate this Agreement if no other events have occurred which would result in automatic or optional termination hereunder. In the event of a termination pursuant to Section 18.j., if, during the period of 15 days after such termination, Fountain View fully and completely eliminates the breach, this Agreement shall be automatically reinstated if no other events have occurred which have resulted in automatic or optional termination hereunder and this Agreement has in fact been terminated as a result thereof..


--------------------------------------------------------------------------------
700052.07                                      SERVICE MARK SUBLICENSE AGREEMENT
PAGE 10 OF 14                        BAYLOR HEALTH CARE SYSTEMS TO FOUNTAIN VIEW

As used in this Agreement, "CHANGE OF CONTROL" means the occurrence of any of the following:

     A. prior to an initial public offering of common stock of Fountain View (after a merger or consolidation with a Private Company which is permitted under Section 11 hereof, "Fountain View", as used herein, means the successor in such merger or consolidation) pursuant to a registration statement under the Securities Act of 1933, as amended, in which at least 20% of the common stock of Fountain View is sold (a "Qualified IPO"), (i) Heritage and its Affiliates (which, as used in this definition, shall include Management Stockholders (as that term is defined in the Stockholders Agreement dated as of March 27, 1998 among Fountain View, Heritage and others)) and Baylor and its Affiliates cease to control the vote of voting securities of Fountain View having the power (contractual or otherwise) to elect a majority of the directors of Fountain View, or (ii) Heritage and its Affiliates cease to beneficially own (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) at least 20% of the issued and outstanding common stock of Fountain View; or

     B. after a Qualified IPO, (i) a change in the membership of the board of directors of Fountain View occurs during any period of 12 consecutive months after which a majority of the board of directors is comprised of persons who are not Qualified Directors or (ii) a person, entity or group (within the meaning of Rule 13d-5 promulgated under the Exchange Act) other than Heritage and its Affiliates beneficially owns an aggregate percent of the combined voting power of Fountain View's then outstanding securities entitled to vote for the election of directors of Fountain View which is greater than the aggregate percent of such combined voting power beneficially owned by Heritage, Baylor and their Affiliates (as used herein, a "Qualified Director" is a person who was (x) a director at the beginning of such 12-month period, or (y) was approved by Heritage, BHCS or an Affiliate or by a permitted transferee or successor of BHCS, Heritage or one of their Affiliates (but not including Management Stockholders in the definition of "Affiliate" for this definition), and voting for the election of a person as a director will be deemed to be approval); or

     C. Fountain View or any of its affiliates transfers or makes a verbal or written agreement or letter of intent to transfer any Facility which uses the Baylor name (as used in this subsection, "transfer" means a sale, lease, transfer, sublease or other disposition of a Facility or a transfer, assignment or subcontracting of Fountain View's rights or obligations to operate a Facility) other than as expressly permitted by the Development Agreement and other than transfers to a wholly owned Subsidiary.

19.  Jurisdiction. This Agreement shall be construed in accordance and be
     ------------
     governed by the laws of the State of Texas and of the United States of America.


--------------------------------------------------------------------------------
700052.07                                      SERVICE MARK SUBLICENSE AGREEMENT
PAGE 11 OF 14                        BAYLOR HEALTH CARE SYSTEMS TO FOUNTAIN VIEW

20.  Arbitration.
     -----------

     a.   Binding Arbitration. In the event of a dispute arising out of or
          -------------------
          relating to this Agreement, including, without limitation, claims with respect to breach of contract, tort, obligation of good faith and fair dealing and fiduciary duties, then, upon notice by any Party to the other parties (an "Arbitration Notice") and to the Dallas, Texas office of American Arbitration Association ("AAA") (which is presently 13455 Noel Road, 1750 Two Galleria Tower, Dallas, Texas 75240 [telephone (972) 702-8222); facsimile (972) 490-9008), the controversy or dispute shall be submitted to a sole arbitrator who is independent and impartial, for binding arbitration in Dallas, Texas, in accordance with AAA's Commercial Arbitration Rules (the "RULES") then in effect as modified or supplemented hereby. The parties agree that they will faithfully observe this Agreement and the Rules and that they will abide by and perform any award rendered by the arbitrator. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C.
          Section 1-16 (or by the same principles enunciated by such Act in the event it may not be technically applicable), to the extent that such Act addresses matters not addressed in this Agreement or the Rules. The award or judgment of the arbitrator shall be final and binding on all parties and judgment upon the award or judgment of the arbitrator may be entered and enforced by any court having jurisdiction. If any Party becomes the subject of a bankruptcy, receivership or other similar proceeding under the laws of the United States of America, any state or commonwealth or any other nation or political subdivision thereof, then, to the extent permitted or not prohibited by applicable law, any factual or substantive legal issues arising in or during the pendency of any such proceeding shall be subject to all of the foregoing mandatory arbitration provisions and shall be resolved in accordance therewith. The agreements contained herein have been given for valuable consideration, are coupled with an interest and are not intended to be executory contracts. The fees and expenses of the arbitrator will be shared equitably (as determined by the arbitrator) by all parties engaged in the dispute or controversy.

     b.   Selection of Arbitrator. Promptly after the Arbitration Notice is
          -----------------------
          given, AAA will select five (5) possible arbitrators, to whom AAA will give the identities of the parties and the general nature of the controversy. If any of those arbitrators disqualifies himself or declines to serve, AAA shall continue to designate potential arbitrators until the parties have five to select from. After the panel of five potential arbitrators has been completed, a summary of the background of each of the potential arbitrators will be given to each of the parties, and the parties will have a period of 10 days after receiving the summaries in which to attempt to agree upon the arbitrator to conduct the arbitration. If the parties are unable to agree upon an arbitrator, then one of the parties shall notify AAA and the other Party, and, within five days from such notice, each Party shall strike two names from the list and advise AAA of the two names stricken. After expiration of the strike period, if all but one candidate has been stricken, the remaining one will be the arbitrator, but, if two or more have not been stricken, AAA shall select the arbitrator from one of those not stricken. The decision


--------------------------------------------------------------------------------
700052.07                                      SERVICE MARK SUBLICENSE AGREEMENT
PAGE 12 OF 14                        BAYLOR HEALTH CARE SYSTEMS TO FOUNTAIN VIEW
          of AAA with respect to the selection of the arbitrator will be final and binding in such case.

     c.   No Litigation: No litigation or other proceeding may ever be
          -------------
          instituted at any time in any court or before any administrative agency or body for the purpose of adjudicating, interpreting or enforcing any of the rights or obligations of the parties hereto or any rights or obligations relating to the subject matter hereof; whether or not covered by the express terms of this Agreement, or for the purpose of adjudicating a breach or determination of the validity of this Agreement, or for the purpose of appealing any decision of an arbitrator, except a proceeding instituted (i) for the purpose of having the award or judgment of an arbitrator entered and enforced or
          (ii) to seek an injunction or restraining order (but not damages in connection therewith) in circumstances where such relief is available. No punitive, exemplary or consequential damages may ever be awarded by the arbitrator or anyone else, and each of the parties hereby waives any and all rights to make, claim or recover any such damages.

     d.   Arbitration Hearing. Within 10 days after the selection of the
          -------------------
          arbitrator, the parties and their counsel will appear before the arbitrator at a place and time designated by the arbitrator for the purpose of each Party making a one hour or less presentation and summary of the case. Thereafter, the arbitrator will set dates and times for additional hearings in accordance with the Rules until the proceeding is concluded. The desire and goal of the parties is, and the arbitrator will be advised that his goal should be, to conduct and conclude the arbitration proceeding as expeditiously as possible. If any Party or his counsel fails to appear at any hearing, the arbitrator shall be entitled to reach a decision based on the evidence which has been presented to him by the parties who did appear.

     e.   Law Governing Arbitration. If the parties have not selected the
          -------------------------
          governing law by agreement, the arbitrator shall make a decision about the governing law or laws, and his judgment with respect thereto shall be binding.


                           [SIGNATURE PAGES FOLLOW]


________________________________________________________________________________
700052.07                                      SERVICE MARK SUBLICENSE AGREEMENT
PAGE 13 OF 14                        BAYLOR HEALTH CARE SYSTEMS TO FOUNTAIN VIEW

     IN WITNESS WHEREOF, the undersigned have caused their duly authorized representatives to execute this Agreement effective as of the date and in the capacities shown below.

FOUNTAIN VIEW, INC.                BAYLOR HEALTH CARE SYSTEM

By: ____________________           By: /s/ William S. Carter
                                       ----------------------------
Name:                              Name:  William S. Carter
Title:                             Title: Executive Vice President

STATE OF TEXAS       (S)
COUNTY OF DALLAS          (S)


     On this 4th day of May, 1998, personally appeared William Carter, Executive Vice President of Baylor Health Care System who acknowledged that he executed the foregoing Agreement on behalf of Baylor Health Care System and pursuant to authority duly received.


[SEAL APPEARS HERE]

                                   /s/ Jeri Gail Belton
                                   -------------------------------------------
                                   Notary Public in and for the State of Texas


                                   Printed Name:______________________________
                                   Commission Expires:________________________



STATE OF CALIFORNIA   (S)
COUNTY OF LOS ANGELES       (S)


     On this 4th day of May, 1998 personally appeared William Scott, Chairman of FOUNTAIN VIEW, INC., who acknowledged that he executed the foregoing Agreement on behalf of FOUNTAIN VIEW, INC. and pursuant to authority duly received.


                              _________________________________________________
                              Notary Public in and for the State of California

SEAL                          Printed Name: ___________________________________
                              Commission Expires:______________________________


--------------------------------------------------------------------------------
700052.07                                      SERVICE MARK SUBLICENSE AGREEMENT
PAGE 14 OF 14                        BAYLOR HEALTH CARE SYSTEMS TO FOUNTAIN VIEW

     IN WITNESS WHEREOF, the undersigned have caused their duly authorized representatives to execute this Agreement effective as of the date and in the capacities shown below.

FOUNTAIN VIEW, INC                      BAYLOR HEALTH CARE SYSTEM

By: /s/ William C. Scott                By: ___________________________
    --------------------------
Name: William C. Scott                  Name:
Title: Chairman                         Title:

STATE OF TEXAS    (S)
COUNTY OF DALLAS  (S)

On this 4th day of May, 1998 personally appeared William Carter, Executive Vice President of Baylor Health Care System who acknowledged that he executed the foregoing Agreement on behalf of Baylor Health Care System and pursuant to authority duly received.

FOUNTAIN VIEW, INC.

                              ______________________________________________
                              Notary Public in and for the State of Texas

SEAL                          Printed Name:_________________________________
                              Commission Expires:___________________________


STATE OF CALIFORNIA   (S)
COUNTY OF LOS ANGELES (S)

     On this 4th day of May, 1998 personally appeared William Scott, Chairman of FOUNTAIN VIEW, INC., who acknowledged that he executed the foregoing Agreement on behalf of FOUNTAIN VIEW, INC. and pursuant to authority duly received.


                              /s/ Debra J. Bowlian
                              ----------------------------------------------
                              Notary Public in and for the State of California

SEAL                          Printed Name: DEBRA J. BOWLIAN
                                           ---------------------------------
                              Commission Expires: SEPTEMBER 24, 1999
                                                 ---------------------------

[NOTARY SEAL APPEARS HERE]

________________________________________________________________________________
700052.07                                      SERVICE MARK SUBLICENSE AGREEMENT
PAGE 14 OF 14                        BAYLOR HEALTH CARE SYSTEMS TO FOUNTAIN VIEW

                                   EXHIBIT A
                                      TO
                       SERVICE MARK SUBLICENSE AGREEMENT
                       ---------------------------------


MARK                               REGISTRATION NO.
----                               ---------------

BAYLOR HEALTH CARE SYSTEM          Reg. No. 1,515,737

BAYLOR "FLAME" (FOR PURPOSES       Reg. No. 1,512,040
OF THIS AGREEMENT, ONLY WHEN
USED WITH "BAYLOR HEALTH CARE SYSTEM")
(A DEPICTION OF THE FLAME FOLLOWS):

                          TRADEMARK LICENSE AGREEMENT


     This License Agreement is between Baylor University (hereinafter referred to as BAYLOR), with its principal office in Waco, Texas, 76798, and Baylor Health Care System (hereinafter referred to as LICENSEE), with its principal place of business at 3201 Worth Street, Dallas, Texas 75226.

     In consideration of the mutual promises contained in this Agreement, BAYLOR and LICENSEE agree as follows:

1.   BACKGROUND
     ----------

     1.1 Over the years, BAYLOR and LICENSEE have had an ongoing relationship, and BAYLOR has licensed LICENSEE to use certain names and marks.

     1.2 BAYLOR and LICENSEE entered into a Settlement Agreement dated May 15, 1990 (hereinafter referred to as the SETTLEMENT AGREEMENT) relating to use and licensing of certain trademarks and service marks (hereinafter "mark(s)"). This License Agreement is subject to all terms and conditions of the SETTLEMENT AGREEMENT, and nothing in this License Agreement is intended to modify or supersede the SETTLEMENT AGREEMENT.

     1.3 As provided in the SETTLEMENT AGREEMENT, LICENSEE has sought written approval by BAYLOR to use the mark(s) identified on Exhibit A attached hereto.

2.   LICENSE GRANT
     -------------

     2.1 BAYLOR grants to LICENSEE an exclusive license to use the mark(s) identified on Exhibit A, for the products or services or both reflected in Exhibit A. The license continues until terminated pursuant to paragraph 4.1 or
4.2 below.

     2.2 All use of the mark(s) licensed hereunder inures to the benefit of BAYLOR.

     2.3 LICENSEE acknowledges that ownership of all right, title, and interest to the mark(s) licensed hereunder remains vested solely in BAYLOR, and LICENSEE disclaims any right or interest therein or the goodwill derived therefrom.

3.   QUALITY CONTROL
     ---------------

     3.1 Because of the long relationship between BAYLOR and LICENSEE, and LICENSEE's history of providing high quality products and services under marks licensed from BAYLOR, BAYLOR has come to trust and rely on LICENSEE to maintain such high quality. LICENSEE agrees that it shall at all times offer high quality products and services under the mark(s) licensed hereunder.

     3.2 If BAYLOR finds that the quality of any product or service being offered or sold under this License Agreement is unacceptable to BAYLOR, it shall have the right to specifically notify LICENSEE in writing of the changes which will be necessary to attain an acceptable level of quality. LICENSEE agrees that upon such notice, it shall make such changes within a reasonable period of time, and shall thereafter maintain an acceptable level of quality.

     3.3 BAYLOR shall have the right to ascertain whether the products and services offered or sold under this License Agreement are of an acceptable level of quality, and LICENSEE shall cooperate in BAYLOR's exercise of this right.

     3.4 LICENSEE shall, before it sells or distributes any product, packaging or promotional material bearing any mark licensed hereunder, furnish to BAYLOR, free of cost, for its approval, a sample of each product, packaging or promotional material. BAYLOR has two weeks from receipt of each such sample in which to reject the sample, and if it is rejected by BAYLOR, LICENSEE may not use it. In absence of rejection within said two week period, or upon earlier written acceptance, LICENSEE may deem the sample approved by BAYLOR.

     3.5 LICENSEE agrees to make proper use of the mark(s) licensed hereunder in accordance with accepted trademark practice.

                                               ---------------------------------
Baylor Health Care System/                     EXHIBIT "B" TO
Baylor Rehabilitation System                   SERVICE MARK SUBLICENSE AGREEMENT
                                               ---------------------------------

4.   TERMINATION
     -----------

     4.1 In the event LICENSEE fails to comply with any of its obligations owed to BAYLOR under this License Agreement, BAYLOR may serve on LICENSEE a notice of default, specifying the nature of default. If the default is not cured within a reasonable time (not to exceed 120 calendar days) after service of the notice of default, BAYLOR may then immediately terminate this License Agreement by serving a notice of termination.

     4.2 This License Agreement automatically terminates in the event of termination of the licenses and permissions granted by BAYLOR to LICENSEE under the SETTLEMENT AGREEMENT.

5.   EFFECT OF TERMINATION
     ---------------------

     5.1 In the event of termination of this License Agreement pursuant to paragraph 4.1 above, LICENSEE has 120 days to phase out and discontinue all use of the mark(s) identified on Exhibit A, and thereafter may not use said mark(s).

     5.2 In the event of termination of this License Agreement pursuant to paragraph 4.2 above, the terms of the SETTLEMENT AGREEMENT shall govern discontinuance of use by LICENSEE.

6.   NON-ASSIGNABILITY
     -----------------

     The license granted herein to LICENSEE is not assignable or transferable except with the prior written consent of BAYLOR. Subject to the preceding sentence, this License Agreement is binding upon the inures to the benefit of BAYLOR and LICENSEE and their respective successors and assigns.

7.   INDEMNITY/HOLD HARMLESS
     -----------------------

     7.1 LICENSEE agrees that it is wholly responsible for all products and services offered and sold by it under the mark(s) licensed hereunder, and that BAYLOR has no liability for any such products and services.

     7.2 LICENSEE indemnifies and holds harmless BAYLOR and the officers, employees and agents thereof, from any claims, demands, causes of action, and damages, including reasonable attorneys' fees, caused by or arising out of use of any mark licensed hereunder, or workmanship, material or design of any product or service offered by LICENSEE under any mark licensed hereunder, including without limitation, claims or actions for product liability and patent or copyright infringement.

     8.   NOTICES
          -------

     All notices or demands required or permitted hereunder must be in writing and are deemed given when delivered in person or sent by United States mail, first class, certified or registered, return receipt requested, with all postage prepaid, addressed as follows:

     To BAYLOR:          Robert B. Sloan, Jr., President
                         Baylor University
                         P.O. Box 97096
                         Waco, Texas 76796-7096

     To LICENSEE:        Boone Powell, Jr., F.A.C.H.A., President
                         Baylor Health Care System
                         P.O. Box 26265
                         Dallas, Texas 75226

or to such other person or address as the party to receive notice may specify by notice to the other party.

9.   STATUS OF PARTIES
     -----------------

     This License Agreement is not intended to create, and may not be interpreted or construed as creating, a partnership, joint venture, agency, employment, master and servant, or similar relationship between BAYLOR and LICENSEE, and no representation to the contrary is binding upon BAYLOR.

10.  MISCELLANEOUS
     -------------

Baylor Health Care System/
Baylor Rehabilitation System

     10.1 BAYLOR and LICENSEE intend all provisions of this License Agreement to be enforced to the fullest extent permitted by law. If, however, any provision of this License Agreement is held to be illegal, invalid, or unenforceable under present or future law, such provision is fully severable and this License Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions remain in full force and effect and are not affected by the illegal, invalid or unenforceable provision or by its severance.

     10.2 This License Agreement is made in the State of Texas and for all purposes is governed by and construed in accordance with the laws of said State.

     10.3 LICENSEE may not, directly or indirectly, do or take any action disrupting, attacking, or in any way impairing BAYLOR's right, title and interest to the mark(s) licensed hereunder.

     10.4 This License Agreement may not be altered, amended, or rescinded, nor may any of its provisions be waived, except by an instrument in writing signed by both BAYLOR and LICENSEE or, in the case of an asserted waiver, by the party against whom the waiver is sought to be enforced.

11.  EFFECTIVE DATE
     --------------

     This License Agreement is effective as of the 24/th/ day of July 1997.

EXECUTED by BAYLOR and LICENSEE on this day and year first above written, in duplicate copies, each of which shall be deemed an original.


                                                    BAYLOR UNIVERSITY

                                                    By: /s/ Robert B. Sloan, Jr.
                                                        ------------------------
                                                        Robert B. Sloan, Jr.
                                                        President


                                                    BAYLOR HEALTH CARE SYSTEM

                                                    BY: /s/ Boone Powell, Jr.
                                                        ------------------------
                                                        Boone Powell, Jr.
                                                        President

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